UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

CareFusion Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September     , 2013

Dear Stockholders:

We cordially invite you to attend the CareFusion Corporation 2013 Annual Meeting of Stockholders. The meeting will be held on Wednesday, November 6, 2013, at 8:30 a.m. (Pacific Standard Time) at CareFusion Headquarters, located at 3750 Torrey View Court, San Diego, CA 92130.

We are pleased to be utilizing the United States Securities and Exchange Commission’s rules allowing companies to provide proxy materials to their stockholders over the Internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our Annual Meeting.

In accordance with these rules, we are sending stockholders of record at the close of business on September 9, 2013, a Notice of Internet Availability of Proxy Materials on or about September     , 2013. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended June 30, 2013. The Notice also provides instructions on how to vote by Internet or telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received our Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and proxy card were enclosed.

The Notice of Annual Meeting of Stockholders and Proxy Statement describing the business to be conducted at the meeting accompany this letter.

I look forward to sharing information with you about CareFusion Corporation at the Annual Meeting. Whether or not you plan to attend the meeting in person, I encourage you to vote as soon as possible so that your shares will be represented at the meeting.

Very truly yours,

Kieran T. Gallahue

Chairman and Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 6, 2013

The CareFusion Corporation 2013 Annual Meeting of Stockholders will be held on Wednesday, November 6, 2013 at 8:30 a.m. (Pacific Standard Time) at CareFusion Headquarters, located at 3750 Torrey View Court, San Diego, CA 92130, for the following purposes:

1.	To elect the three Class I directors named in the attached Proxy Statement to hold office for a term of three years.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

3.	To hold a non-binding advisory vote on the compensation of our named executive officers.

4.	To consider a proposal to approve an amendment to our certificate of incorporation to repeal the classified board.

5.	To consider a proposal to approve an amendment to our by-laws to repeal the classified board.

6.	To consider a proposal to approve an amendment to our by-laws to adopt majority voting for uncontested elections of directors.

7.	To consider a proposal to approve an amendment to our certificate of incorporation to reduce the supermajority voting threshold.

8.	To consider a proposal to approve an amendment to our by-laws to reduce the supermajority voting threshold.

9.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the director nominees and “FOR” Proposals 2 through 8. You are entitled to vote only if you were a CareFusion Corporation stockholder as of the close of business on September 9, 2013. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on September 9, 2013, will be available at our principal offices, located at 3750 Torrey View Court, San Diego, CA 92130, for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

Your vote is important. We encourage you to read the Proxy Statement and to submit a proxy so that your shares will be represented and voted even if you do not attend the Annual Meeting. You may submit your proxy by Internet, telephone or mail. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

Joan B. Stafslien

Executive Vice President, General Counsel,

    Chief Compliance Officer and Secretary

San Diego, California

September     , 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

CAREFUSION CORPORATION 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2013

The CareFusion Corporation Proxy Statement and Annual Report for the fiscal year ended June 30, 2013 are available electronically at https://materials.proxyvote.com/14170T

IMPORTANT VOTING INFORMATION

Pursuant to New York Stock Exchange rule changes adopted by the United States Securities and Exchange Commission, your broker, bank or other financial institution is not permitted to vote on your behalf on the election of directors or on the other matters to be considered at the CareFusion Corporation 2013 Annual Meeting of Stockholders (except on the ratification of the selection of PricewaterhouseCoopers LLP as CareFusion’s independent registered public accounting firm for the 2014 fiscal year), unless you provide specific instructions as to how to vote. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the CareFusion Corporation 2013 Annual Meeting of Stockholders.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The United States Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact CareFusion’s Investor Relations Department by email at ir@carefusion.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

CAREFUSION CORPORATION 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2013

The CareFusion Corporation Proxy Statement and Annual Report for the fiscal year ended June 30, 2013 are available electronically at https://materials.proxyvote.com/14170T

2013 Proxy Statement Summary

To assist you in reviewing the Proxy Statement for the CareFusion Corporation 2013 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information about the Annual Meeting; our corporate governance framework; our business and financial performance during fiscal 2013; and key executive compensation actions and decisions during the year. For more complete information, please review the CareFusion Corporation Proxy Statement and Annual Report for the fiscal year ended June 30, 2013.

Annual Meeting of Stockholders

• Date and Time:	November 6, 2013 at 8:30 a.m. (Pacific Standard Time)

• Place:	CareFusion Corporation Headquarters at 3750 Torrey View Court, San Diego, CA 92130

• Record Date:	September 9, 2013

• Voting:	If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the Record Date, you may vote your shares. You may vote in person at the Annual Meeting or by the Internet, telephone or mail. See the “General Information About the Meeting and Voting” in the Proxy Statement for more detail regarding how you may vote your shares.

• Admission:

You are entitled to attend the Annual Meeting if: (i) you were a CareFusion Corporation stockholder as of the Record Date (or you are attending as a named representative of a stockholder or you are an immediate family member attending as a guest of a stockholder); and (ii) you present an admission card or proof of ownership of CareFusion common stock as of the Record Date. In addition, all stockholders, immediate family member guests and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To request an admission card and register to attend the Annual Meeting, please contact the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130.

Please be advised that all purses, briefcases, bags, etc. may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the meeting.

i

Proposals and Voting Recommendations

	Board Vote Recommendation	Page References (for more detail)
Proposals:

(1) Election of three Class I directors	FOR EACH NOMINEE	19

(2) Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2014	FOR	24

(3) Non-binding advisory vote on the compensation of our named executive officers	FOR	28

(4) Amendment to certificate of incorporation to repeal the classified board	FOR	30

(5) Amendment to by-laws to repeal the classified board	FOR	32

(6) Amendment to by-laws to adopt majority voting for uncontested elections of directors	FOR	34

(7) Amendment to certificate of incorporation to reduce supermajority voting threshold	FOR	35

(8) Amendment to by-laws to reduce supermajority voting threshold	FOR	37

Director Nominees

The following table provides summary information about each of the three directors nominated for election as Class I directors to serve a three-year term:

Name	Age	Director Since	Principal Occupation	Experience/ Qualifications	Committee Memberships	Independent?
Kieran T. Gallahue	50	2011	Chairman and CEO of CareFusion Corporation	• Leadership • Industry • Finance	—	No*
J. Michael Losh	67	2009	Former CFO of Cardinal Health, Inc. and General Motors Corporation	• Leadership • Industry • Finance	Audit	Yes
Edward D. Miller, M.D.	70	2009	Former CEO of Johns Hopkins Medicine	• Leadership • Industry • Physician	Governance and Compliance	Yes

*	Mr. Gallahue serves as our Chief Executive Officer and as a result, he is not considered independent.

Corporate Governance Summary Facts

The following table summarizes our Board structure and key elements of our corporate governance framework:

Size of Board	9
Number of Independent Directors	8
Chairman and CEO	Combined
Presiding Independent Director	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Structure of Board	Classified
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diverse Board (as to background, experience and skills)	Yes
Board Orientation / Education Program	Yes

As a result of the Board’s ongoing review of our corporate governance framework and in response to the voting results at the 2012 Annual Meeting of Stockholders, the Board has approved several corporate governance changes, subject to and conditioned upon stockholder approval at the Annual Meeting. As discussed further in Proposals 4 through 8, the Board is recommending that stockholders approve amendments to the certificate of incorporation and by-laws that would repeal the classified board, implement majority voting in uncontested elections of directors, and reduce the supermajority thresholds in our certificate of incorporation and by-laws.

Fiscal 2013 Business and Financial Highlights

During fiscal 2013, we delivered strong earnings growth and cash flows in a challenging global business and economic environment. Our hospital customers continue to be impacted by the economy and healthcare reform initiatives, which had a negative impact on our revenues in fiscal 2013. Despite these challenges, by focusing on simplifying our business processes, reducing expenses and expanding margins, we grew operating income 8 percent compared to fiscal 2012. In addition, we continued to make substantial progress to advance our long-term strategic plan, including increased investment in research and development, acquiring technologies and businesses to expand our product portfolio and geographic reach, and funding our stock repurchase program and other initiatives designed to create long-term stockholder value. These efforts resulted in significant stockholder returns, as our stock price increased over 43% in fiscal 2013.

The following is a summary of fiscal 2013 business and financial highlights:

•

Strong Earnings Growth and Cash Flows. We grew operating income by $45 million, or 8 percent from the prior year, to $619 million. Operating cash flows from continuing operations were $613 million, highlighting our ability to generate strong cash flows in a challenging economic and business environment.

•

Gross Margin Increase. As a result of our continued efforts to reduce our cost structure, our gross margin increased by $46 million from the prior year to $1.85 billion. As a percentage of revenue, gross margin increased to 52.1% compared to 50.1% for fiscal 2012. Additionally, we reduced selling, general, and administrative (“SG&A”) expenses by $53 million, or 5 percent compared to fiscal 2012.

•

Increase in Research and Development Investments. By reducing costs and administrative expenses, we were able to invest more funds into our research and development initiatives. During fiscal 2013, we invested $192 million in research and development, an increase of 17 percent compared to fiscal 2012.

•

Investment in Geographic Expansion. We acquired several companies and technologies that advance our business strategy to expand our geographic reach outside of the U.S. and build scale and local capabilities in high-value markets, including Intermed Equipamento Medico Hospitalar Ltda, a leading respiratory technologies company based in Brazil; and Angus Medical, a Canada based medical distributor of our MaxPlus line of needle-free connectors.

•

Share Repurchase Program. With a focus on enhancing stockholder value, we returned $400 million to our stockholders in fiscal 2013 through common stock repurchases under our stock repurchase program. As of June 30, 2013, we completed an aggregate of $500 million of repurchases under this program. In August 2013, the Board approved a new program, for the repurchase of an additional $750 million of our common stock.

•

Total Stockholder Return. During fiscal 2013, our stock price increased over 43 percent, to close at $36.85 on June 28, 2013. As a result, our relative total stockholder return was in the 74th percentile of the companies included in our comparator group for compensation benchmarking and the 76th percentile of companies included in the S&P 500 Health Care Index.

Fiscal 2013 Executive Compensation Highlights

The primary objective of our executive compensation program is to align the compensation of our executive officers with our overall business goals, core values and stockholder interests. Our compensation objective is to provide a competitive pay package that motivates achievement of above-market performance and emphasizes a long-term view in creating stockholder value. Our stockholders demonstrated strong support for our executive compensation program by casting approximately 96% of their votes in favor of our “say-on-pay” proposal related to our fiscal 2012 executive compensation, and we retained the core design of our fiscal 2012 executive compensation program for fiscal 2013.

For fiscal 2013, total direct compensation of our named executive officers consisted of base salaries, annual cash incentives under our management incentive plan (“MIP”) and long-term equity-based incentive (“LTI”) awards. Consistent with our commitment to a “pay-for-performance” executive compensation program, a significant portion of the compensation of our named executive officers in fiscal 2013 was at-risk. For our Chief Executive Officer, 88% of his target total direct compensation was subject to annual performance goals or tied to the value of our common stock. For our other named executive officers as a group, 79% of their target total direct compensation was subject to annual performance goals or tied to the value of our common stock.

Fiscal 2013 Target Total Direct Compensation

We evaluate base salaries annually based upon competitive benchmarks, responsibilities, skills, experience and individual performance. Annual cash incentive awards under the MIP are performance-based, with payouts subject to the attainment of Company-wide and individual performance goals. For fiscal 2013, we established Company-wide financial performance goals related to revenue growth and operating margin. Fiscal 2013 annual LTI awards for our named executive officers were comprised of stock options, performance stock units and restricted stock units allocated 50%, 25% and 25%, respectively, of the total LTI target award values. For fiscal 2013, we granted performance stock units to our executive officers with performance goals based on the compounded annual growth rate of the Company’s fully diluted, adjusted earnings per share over the three year performance period beginning July 1, 2012 and ending June 30, 2015.

In designing our executive compensation program, we have implemented programs and policies to create alignment with our stockholders and that support our commitment to good compensation governance, as highlighted below:

Advisory Vote on Executive Compensation	Annual
Clawback Policy for Variable Cash Compensation and Equity	Yes
Tax Gross-Ups	No
Independent Compensation Consultant	Yes
Stock Ownership Guidelines	Yes
Compensation Risk Assessment	Annual
Hedging, Pledging and Margin Activities	Prohibited
Payouts of Equity and Cash Awards upon a “Change of Control”	Double-Trigger

Additional information about our compensation philosophy and program, including compensation determinations for each of our named executive officers, can be found in the “Compensation Discussion and Analysis” commencing on page 39 of the Proxy Statement. We encourage you to read the entire Proxy Statement and to vote your shares at the Annual Meeting. If you are unable to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted.

v

CAREFUSION CORPORATION

3750 Torrey View Court, San Diego, California 92130

Telephone: (858) 617-2000

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

November 6, 2013

8:30 a.m. (Pacific Standard Time)

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of CareFusion Corporation (the “Company” or “CareFusion”) of proxies to be voted at the CareFusion Corporation 2013 Annual Meeting of Stockholders to be held on November 6, 2013 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. If you held shares of our common stock on September 9, 2013 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” These proxy materials are first being made available to our stockholders on or about September     , 2013.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we may elect to provide proxy materials, including this Proxy Statement and our Annual Report to Stockholders (the “Annual Report”), to our stockholders through the Internet instead of mailing printed copies. The majority of stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we elected to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instructing them how to access and review all of the proxy materials on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. We believe that this will allow us to expeditiously provide proxy materials to our stockholders, while lowering the costs of distribution and reducing the environmental impact of our Annual Meeting.

What am I voting on?

There are eight proposals scheduled to be voted on at the Annual Meeting:

•	Proposal 1—To elect the three Class I directors named in this Proxy Statement to hold office for a term of three years.

•	Proposal 2—To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

•	Proposal 3—To hold a non-binding advisory vote on the compensation of our named executive officers.

•	Proposal 4—To consider a proposal to approve an amendment to our certificate of incorporation to repeal the classified board.

•	Proposal 5—To consider a proposal to approve an amendment to our by-laws to repeal the classified board.

•	Proposal 6—To consider a proposal to approve an amendment to our by-laws to adopt majority voting for uncontested director elections.

•	Proposal 7—To consider a proposal to approve an amendment to our certificate of incorporation to reduce the supermajority voting threshold.

•	Proposal 8—To consider a proposal to approve an amendment to our by-laws to reduce the supermajority voting threshold.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” each of

Proposals 2 through 8 included in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

If you were a holder of CareFusion common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on September 9, 2013, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record entitled to vote at the Annual Meeting will be available at CareFusion’s principal offices, located at 3750 Torrey View Court, San Diego, CA 92130, for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

As of the Record Date, there were              shares of our common stock outstanding, each of which is entitled to one vote. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to CareFusion or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of CareFusion common stock?”

What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of CareFusion common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of CareFusion entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were              shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

•	Proposal 1 (Election of Directors). Directors are elected by a plurality of the votes cast, which means that the three director nominees receiving the highest number of “FOR” votes will be elected.

•	Proposal 2 (Ratification of Auditors). Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

•	Proposal 3 (Advisory Vote on the Compensation of our Named Executive Officers.) Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. While this is an advisory vote and non-binding, our Board and the Human Resources and Compensation Committee will take these voting results on this proposal into consideration when making future executive compensation decisions.

•	Proposals 4-8 (Corporate Governance Changes). Each of the proposed corporate governance changes included in Proposals 4-8 requires the amendment of our certificate of incorporation or by-laws. Accordingly, each proposal requires the affirmative vote of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting.

Are there additional requirements to approve any of the proposals?

Yes. Because our classified board structure is established by our certificate of incorporation and by-laws, our stockholders must approve amendments to both our certificate of incorporation and by-laws to repeal the classified board. We have included separate proposals in this Proxy Statement related to the amendment of our certificate of incorporation (Proposal 4) and the amendment of our by-laws (Proposal 5) to repeal the classified board, each of which is conditioned on stockholder approval of the other. Unless our stockholders approve both Proposal 4 and Proposal 5 at this Annual Meeting, the existing classified Board structure will remain unchanged. The other proposals included in this Proxy Statement are not conditioned upon approval of any other proposal at the Annual Meeting.

How are votes counted?

For the proposal to elect the Class I directors, you may vote “FOR” or “AGAINST” the election of each of the Class I directors, or you may “ABSTAIN” from voting for one or more director nominees. Neither a vote to “ABSTAIN” nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee, and will have no direct effect on the outcome of the election of directors.

For each of the other proposals included in this Proxy Statement, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each of these proposals. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

As discussed above, if you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”). On matters on which a broker, bank, or other financial institution is permitted to exercise discretionary voting authority, your broker, bank, or other financial institution may vote your shares in its discretion. The ratification of our independent public accountants (Proposal 2) is the only proposal for which your broker, bank or other financial institution may exercise discretionary voting authority on your behalf. Accordingly, if you do not provide voting instructions on each of the other proposals to be voted on at the Annual Meeting, your broker, bank, or other financial institution cannot vote your shares on these proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. For Proposals 1 through 3, broker non-votes will not affect the outcome of the voting on such proposals, assuming that a quorum is obtained. However, for Proposals 4 through 8, which require the affirmative vote of no less than 80% of our issued and outstanding shares, a broker non-vote will have the same effect as a vote “AGAINST” such proposal.

How do I vote my shares of CareFusion common stock?

If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included in the Notice or by following the instructions on the proxy card if you received a paper copy of the proxy materials at any time up until 11:59 p.m., Eastern Standard Time, on November 5, 2013.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Standard Time, on November 5, 2013.

•

By Mail: if you have received or requested a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?”, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

How will my shares be voted at the Annual Meeting?

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

Who will count votes at the Annual Meeting?

We have engaged Broadridge Financial Solutions to serve as the tabulator of votes and an independent representative of Broadridge to serve as the Inspector of Election at the Annual Meeting.

How do I attend the Annual Meeting?

To attend the Annual Meeting in person, you will need an admission card or proof of ownership of CareFusion common stock as of the Record Date. All stockholders planning to attend the Annual Meeting can request an admission card and register to attend by contacting the CareFusion Investor Relations Department, as set forth below. Admission to the Annual Meeting is limited to CareFusion stockholders as of the Record Date, a named representative of such a stockholder, or an immediate family member of such a stockholder attending as a guest. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. In addition to an admission card or proof of ownership as of the Record Date, stockholders and their representatives and immediate family members will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To request an admission card and register to attend the Annual Meeting, please contact the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130.

Please include the following information in your request for an admission card to attend the Annual Meeting:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	the name of your immediate family member guest, if one will accompany you;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address and telephone number of that individual; and

•

proof that you own CareFusion common stock as of the Record Date (such as a letter from your bank, broker, or other financial institution or a photocopy of a current brokerage or other account statement).

Please be advised that all purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary, at or before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Standard Time) on November 5, 2013;

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

The written statement or subsequent proxy should be delivered to CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you; provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies, including the cost of preparing and mailing the Notice and the proxy materials. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co., LLC, at an estimated cost of $10,000, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a Notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and we will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

How will we announce the voting results?

We will announce preliminary voting results at the Annual Meeting. We will report final results by filing a current report on Form 8-K with the SEC.

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Conduct, together with our amended and restated certificate of incorporation (our “certificate of incorporation”), amended and restated by-laws (our “by-laws”) and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below under “—Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to CareFusion and its stockholders: the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee.

Our Corporate Governance Guidelines (which includes our categorical standards of director independence), our Code of Conduct (which includes our policies on ethics and compliance), our Board Committee charters and other corporate governance information can be accessed in the “Investors” section of our website at www.carefusion.com, by clicking the “Corporate Governance” link. Any stockholder also may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 3750 Torrey View Court, San Diego, CA 92130, or by calling (858) 617-4621.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities (including those of the Presiding Director), director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Governance and Compliance Committee of our Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be accessed in the “Investors” section of our website at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department.

Policies on Ethics and Compliance

Our Board adopted a Code of Conduct for our Company to help ensure that our business is conducted in a consistently legal and ethical manner. The Code of Conduct establishes policies pertaining to, among other things, employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations. All of our employees, including our executive officers, as well as the members of our Board, are required to comply with our Code of Conduct. The full text of the Code of Conduct can be accessed in the “Investors” section of our website at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to our Investor Relations Department. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Conduct and all waivers of the Code of Conduct for executive officers or directors, and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. We will disclose future amendments to our Code of Conduct, or waivers required to be disclosed under applicable law from our Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our directors, on our website, www.carefusion.com, within four business days following the date of the amendment or waiver.

In furtherance of our commitment to the highest standards of ethical practice, corporate conduct and integrity, our Board has also adopted the CareFusion Compliance Program Declaration and Description. The purpose of our compliance program is to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy, and the declaration provides additional descriptions of compliance policies, procedures and efforts to establish an effective compliance program. The Compliance Program Declaration and Description can be accessed in the “Ethics and Compliance” section of our website at www.carefusion.com, by clicking the “Our Company” link.

In addition, we maintain a Conduct Line by which employees and third parties may report violations of the Code of Conduct or seek guidance on business conduct matters. The Conduct Line is operated by an independent, third-party company, and has multi-lingual representatives available to take calls confidentially 24 hours a day, seven days a week, and can also be accessed via the Internet at www.carefusionconductline.com.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Governance and Compliance Committee will consider a reasonable number of candidates recommended by a single stockholder who has held over 0.1% of CareFusion common stock for over one year and who satisfies the notice, information and consent provisions set forth in our by-laws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Governance and Compliance Committee in care of the Corporate Secretary, CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. The Governance and Compliance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our by-laws may be obtained by any stockholder upon request to our Investor Relations Department.

Identification and Evaluation of Director Nominees

Our Governance and Compliance Committee uses a variety of methods for identifying and evaluating director nominees. Our Governance and Compliance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective Board Committees, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance and Compliance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Governance and Compliance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Governance and Compliance Committee deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board and its Committees to fulfill their respective responsibilities. As set forth in our Corporate Governance Guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Governance and Compliance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Governance and Compliance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Governance and Compliance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include medicine, academia, business and finance, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

The Governance and Compliance Committee and the Board believe that each of the director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Director Independence

The Board has established categorical standards to assist it in making its determination of director independence. As embodied in our Corporate Governance Guidelines, using standards that the Board has adopted to assist it in assessing independence and in accordance with applicable SEC rules and the listing standards of the NYSE, the Board defines an “independent director” to be a director who:

•

is not and has not been during the last three years an employee of, and whose immediate family member is not and has not been during the last three years an executive officer of, the Company (provided, however, that, in accordance with NYSE listing standards, service as an interim executive officer, by itself, does not disqualify a director from being considered independent under this test following the conclusion of that service);

•

has not received, and whose immediate family member has not received other than for service as an employee (who is not an executive officer), more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period during the last three years (provided however, that, in accordance with NYSE listing standards, compensation received by a director for former service as an interim executive officer need not be considered in determining independence under this test);

•

(a) is not a current partner or employee of a firm that is our internal or external auditor; (b) does not have an immediate family member who is a current partner of our internal or external auditor; and (c) is not and was not during the last three years, and whose immediate family member is not and was not during the last three years, a partner or employee of our internal or external auditor who personally worked on our audit within that time;

•

is not and has not been during the last three years employed, and whose immediate family member is not and has not been during the last three years employed, as an executive officer of another Company during a time when any of our present executive officers serve on that other company’s compensation committee;

•

is not, and whose immediate family member is not, serving as a paid consultant or advisor to the Company or to any of our executive officers, or a party to a personal services contract with the Company or with any of our executive officers;

•

is not a current employee of, and whose immediate family member is not a current executive officer of, a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

is not, and whose immediate family member is not, an executive officer of a non-profit or other tax-exempt organization to which we have made contributions during the past three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of the organization’s consolidated gross revenues (amounts that we contribute under matching gift programs are not included in the contributions calculated for purposes of this standard);

•	has no business or personal relationships with the compensation consultant or the firm employing the consultant or with any executive officer of the compensation consultant company; and

•	has no other material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board assesses on a regular basis, and at least annually, the independence of our directors and, based on the recommendation of the Governance and Compliance Committee, makes a determination as to which directors are independent. References to “us,” “we” or “the Company” above would include any subsidiary in a consolidated group with CareFusion Corporation. The terms “immediate family member” and “executive officer” above are expected to have the same meaning specified for such terms in the NYSE listing standards.

The Board has determined that the following directors, comprising all of our non-employee directors, are independent under the listing standards of the NYSE and our Corporate Governance Guidelines: Messrs. Philip L. Francis, Robert F. Friel, J. Michael Losh, Gregory T. Lucier, Michael D. O’Halleran and Robert P. Wayman and Drs. Jacqueline B. Kosecoff and Edward D. Miller.

Board Leadership Structure

Mr. Gallahue serves as our Chief Executive Officer and Chairman of the Board. The Board has determined that combining the Chief Executive Officer and Chairman positions is the appropriate leadership structure for CareFusion at this time. The Board believes that combining these roles fosters clear accountability, effective decision-making and alignment of corporate strategy. The Board also believes that this combined role promotes effective execution of strategic goals and facilitates information flow between management and the Board.

Our Board has determined that maintaining the independence of the Company’s non-employee directors, managing the composition and function of its Committees, and appointing an independent Presiding Director having the duties described below help maintain the Board’s strong, independent oversight of management. Eight of our nine Board members are independent non-employee directors. These independent, non-employee directors meet regularly in executive session without the presence of management (i.e., without the Chief Executive Officer). In addition, each of our Board Committees consists entirely of independent non-employee directors. Our Board has also appointed a Presiding Director as a matter of good corporate governance and believes that the appointment of the Presiding Director provides a balance for effective and independent oversight of management. Pursuant to our by-laws and Corporate Governance Guidelines, the Presiding Director is selected annually by the independent non-employee directors. The Presiding Director presides at meetings of the non-management and independent directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising on the selection of Committee chairs and advising management on the agenda for Board meetings. In addition, the Presiding Director serves as liaison between the Chairman and the independent non-employee directors and has the authority to call meetings of the independent non-employee directors.

The Board believes that this structure is in the best interest of CareFusion and its stockholders at this time, and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for the Company and its stockholders.

Executive Sessions

Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Presiding Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Governance and Compliance Committee also conducts an individual evaluation of each director at least once every three years, the results of which are shared with such individual director. During 2013, the Governance and Compliance Committee conducted an individual evaluation of each director. The Board, Committee and individual director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Attendance at Annual Meeting of Stockholders

We encourage all of our directors to attend each annual meeting of stockholders. Seven of our directors attended our 2012 Annual Meeting of Stockholders on April 15, 2013.

Oversight of Risk Management

The Board as a whole has responsibility for oversight of the Company’s risk management policies and procedures, with the primary responsibility for identifying and managing risk at the Company resting with senior management. The Board and its Committees are informed of and review, as appropriate, various areas of risk, including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Company’s Executive Vice President, General Counsel and Chief Compliance Officer works closely with the Company’s senior management to identify risks material to the Company and reports regularly to the Chief Executive Officer and the Board and its Committees, as appropriate, regarding the Company’s risk management policies and procedures.

While the Board as a whole has responsibility for oversight of the Company’s risk management policies and procedures, each of the Committees has a role in fulfilling the Board’s risk oversight responsibilities, as follows:

•

The Audit Committee considers risks related to financial accounting and reporting, internal accounting controls, auditing compliance and other related matters. The Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken.

•

The Governance and Compliance Committee considers risks related to quality and regulatory matters, ethics and compliance matters and other related matters. The Governance and Compliance Committee discusses with management the Company’s policies, practices and compliance efforts regarding compliance with pharmaceutical and medical device laws and other laws and regulations affecting the manufacture, distribution and sale of the Company’s products worldwide, as well as compliance with anti-bribery laws, competition laws and interactions with health care professionals.

•

The Human Resources and Compensation Committee considers risks related to the design of the Company’s compensation programs for our executives. The Human Resources and Compensation Committee discusses with management the Company’s policies and practices related to compensation, including the annual compensation risk assessment. For more information on the interaction between risk and our compensation practices, see below under the heading “Compensation Discussion and Analysis—Role of the Compensation Committee and Management.”

Communicating with the Board

Our Corporate Governance Guidelines establish procedures by which stockholders and other interested parties may communicate with the Board, any Board Committee, any individual director (including the Presiding Director) or the independent non-employee directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. In addition, such parties can contact the Board by emailing the Corporate Secretary at corporatesecretary@carefusion.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the Committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous or abusive content.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Human Resources and Compensation Committee and the Governance and Compliance Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investors” section of our website at www.carefusion.com, by clicking the “Corporate Governance” link. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

The Board held fourteen meetings during the fiscal year ended June 30, 2013, and each director attended 75% or more of the meetings of the Board and Committees on which he or she served during the fiscal year. The following table summarizes the current membership of each of the standing Committees, as well as the number of times each of the Committees met during the fiscal year ended June 30, 2013.

	Audit Committee	Human Resources and Compensation Committee	Governance and Compliance Committee	Independent Non-Employee Director
Committee Members

Kieran T. Gallahue (Chairman)	—	—	—	—

J. Michael Losh (Presiding Director)		—	—	—

Edward D. Miller, M.D.	—	—		—

Jacqueline B. Kosecoff, Ph.D.		—	—	—

Michael D. O’Halleran	—		—	—

Robert P. Wayman		—		—

Philip L. Francis		—		—

Robert F. Friel	—		—	—

Gregory T. Lucier	—		—	—

Number of Committee Meetings	12	7	4

Committee Member	Committee Chair

Audit Committee. The main function of our Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships, and the audits of our financial statements. As set forth in its charter, the Audit Committee’s responsibilities include, among others:

•

reviewing and reporting to the Board on the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	selecting an independent auditor;

•	reviewing the independent auditor’s qualifications and independence;

•	pre-approving all audit services, internal control-related services and permitted non-audit services to be performed for us by our independent auditor;

•

meeting with our independent auditor to review the nature and scope of their proposed financial audit and quarterly reviews, as well as their results and recommendations upon the completion of the audit and such quarterly reviews;

•	overseeing the performance of our internal audit function, including the performance of the senior executive in charge of the Company’s internal audit function; and

•	overseeing compliance with our internal controls and risk management policies.

The Audit Committee is comprised of Dr. Kosecoff, Mr. Francis, Mr. Wayman and Mr. Losh (Chair). Mr. Losh was appointed Chair of the Audit Committee effective November 7, 2012, succeeding Mr. Wayman who served as the Chair of the Audit Committee since November 3, 2010. In addition, Mr. Francis was appointed as a member of the Audit Committee effective November 7, 2012. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In reaching this determination, the Board considered, among other things, the prior experience of each of Messrs. Losh and Wayman as a chief financial officer and the prior experience of each of Dr. Kosecoff and Mr. Francis as a chief executive officer. The Board also made a qualitative assessment of our other non-employee directors, to determine their financial knowledge and experience, and determined that they each would also qualify as an “audit committee financial expert” for purposes of the rules of the SEC should they become a member of the Audit Committee in the future. In addition, the Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on the Audit Committee. In reaching this determination, the Board considered Mr. Losh’s ability to devote sufficient and substantial time to serve on the Audit Committee. In addition, the Board has determined that each of the members of the Audit Committee is “independent,” consistent with the NYSE listing standards, Section 10A(m)(3) of the Exchange Act and in accordance with our Corporate Governance Guidelines.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee, which can be found on page 27 of this Proxy Statement.

Human Resources and Compensation Committee. The main function of our Human Resources and Compensation Committee is to assist the Board in discharging its responsibilities relating to our compensation programs. As set forth in its charter, the Human Resources and Compensation Committee’s responsibilities include, among others:

•	reviewing and approving our executive compensation policy;

•	reviewing and making recommendations to the Board with respect to compensation for our Chief Executive Officer, and reviewing and approving compensation for our other executive officers;

•	reviewing and approving any employment agreements or arrangements with our executive officers, including with respect to any perquisites and other personal benefits;

•	reviewing the adoption and terms of equity-based compensation, incentive compensation and other employee benefit plans that are subject to Board approval;

•	acting on behalf of the Board in administering equity-based compensation and other employee benefit plans approved by the Board and/or stockholders in a manner consistent with the terms of such plans;

•	reviewing the compensation of directors for service on the Board and its Committees and recommending changes to the Board as appropriate;

•	overseeing the management succession process for our Chief Executive Officer and selected senior executives; and

•

reviewing the disclosures in the Company’s Compensation Discussion and Analysis with management and making recommendations to the Board as to the inclusion of the Compensation Discussion and Analysis in the Company’s annual public filings, as applicable.

The Human Resources and Compensation Committee is comprised of Mr. Friel, Mr. O’Halleran and Mr. Lucier (Chair). The Board has determined that each member of the Human Resources and Compensation Committee is “independent,” consistent with the NYSE listing standards and in accordance with our Corporate Governance Guidelines. In addition, the members of the Human Resources and Compensation Committee qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The Compensation Discussion and Analysis included in this Proxy Statement provides additional information regarding the Human Resources and Compensation Committee’s processes and procedures for considering and determining executive officer compensation.

Governance and Compliance Committee. The main function of our Governance and Compliance Committee is to identify and recommend individuals qualified to become members of the Board and its Committees, take a general leadership role in our corporate governance, and provide compliance oversight of the Company’s compliance programs, as they relate to quality and regulatory matters, ethics and compliance matters and other related matters. As set forth in its charter, the Governance and Compliance Committee’s responsibilities include, among others:

•	developing and recommending to the Board criteria for identifying, evaluating and recommending candidates for the Board;

•	establishing a procedure for and considering any nominations of director candidates validly made by our stockholders in accordance with our by-laws and Corporate Governance Guidelines;

•

recommending candidates for election or reelection to the Board at each annual meeting of stockholders, which will include assessing the contributions and independence of individual incumbent directors;

•	making recommendations to the Board concerning the structure, size, composition and functioning of the Board and its Committees;

•	overseeing the annual evaluation of the Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director;

•

overseeing the Company’s compliance programs related to quality and regulatory matters, ethics and compliance matters and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Federal Food, Drug, and Cosmetic Act; the Fraud and Abuse Laws and other pharmaceutical and medical device laws; laws related to advertising and promotion of pharmaceutical and medical device products; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws; laws related to competition and conflicts of interest; and other laws and regulations affecting the Company’s manufacture, distribution and sale of its products worldwide;

•

evaluating matters relating to the Company’s policies, practices and compliance efforts regarding public policy and/or social responsibility matters that may have a significant impact on the Company; and

•	developing procedures for stockholders and other interested parties to communicate with the Board.

The Governance and Compliance Committee is comprised of Dr. Miller, Mr. Wayman and Mr. Francis (Chair). The Board has determined that each member of the Governance and Compliance Committee is “independent,” consistent with the NYSE listing standards and in accordance with our Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 3, 2013 (unless otherwise indicated below), with respect to (1) each person who is known by us who beneficially owns more than 5% of our common stock, (2) each director and named executive officer and (3) all of our directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of September 3, 2013. For our directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of September 3, 2013, which we refer to as presently vested equity. All percentages are based on our shares outstanding as of September 3, 2013. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock
The Vanguard Group, Inc.[1]	14,538,797	6.8%
Kieran T. Gallahue[2]	1,089,947	*
James F. Hinrichs[2]	457,194	*
Thomas J. Leonard[2]	295,605	*
Vivek Jain[2]	234,928	*
Joan B. Stafslien[2]	226,828	*
Philip L. Francis[3,4]	56,090	*
Robert F. Friel[5]	25,313	*
Jacqueline B. Kosecoff, Ph.D	25,313	*
J. Michael Losh[3,5,6]	57,171	*
Gregory T. Lucier[5]	25,313	*
Edward D. Miller, M.D.[5]	25,313	*
Michael D. O’Halleran[3,5,7]	58,929	*
Robert P. Wayman	25,313	*
All directors and executive officers as a group (17 persons)[8]	2,990,147	1.4%

*	Less than 1%.
[1]	Based on information obtained from a Form 13F filed with the SEC on August 13, 2013 by The Vanguard Group, Inc. (“Vanguard”) on behalf of itself and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that as of June 30, 2013 it had sole voting power with respect to 374,073 shares of our common stock, sole dispositive power with respect to 14,182,768 shares of our common stock, shared dispositive power with respect to 356,029 shares of our common stock, and that the shares are beneficially owned by Vanguard and its wholly owned subsidiaries identified above. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares held by Vanguard and its related entities may have changed since the filing of the Form 13F.
[2]	Common stock and the percent of class listed as beneficially owned by our named executive officers include presently vested equity, as follows: Mr. Gallahue—917,074 shares; Mr. Hinrichs—419,920 shares; Mr. Leonard—230,806 shares; Mr. Jain—185,163 shares; and Ms. Stafslien—178,023 shares.
[3]	Common stock and the percent of class listed as beneficially owned by the listed director includes presently vested equity, as follows: Mr. Francis—22,690 shares; Mr. Losh—23,563 shares; and Mr. O’Halleran—26,825 shares.
[4]	Includes 975 shares of common stock held by Mr. Francis’ spouse for the benefit of Mr. Francis’ daughter and 20,873 shares held in a trust for Mr. Francis’ benefit.

[5]	Common stock and the percent of class listed as beneficially owned includes shares for which delivery has been deferred, as follows: Mr. Friel—19,780 shares; Mr. Losh—19,780 shares; Mr. Lucier—19,780 shares; Dr. Miller—6,019 shares; and Mr. O’Halleran—13,761 shares.
[6]	Includes 750 shares of common stock held in a trust for the benefit of Mr. Losh’s daughters.
[7]	Includes 3,750 shares of common stock held in a trust for Mr. O’Halleran’s benefit.
[8]	Common stock and percent of class listed as beneficially owned by all directors and executive officers as a group include presently vested equity with respect to an aggregate of 2,320,800 shares of common stock. Certain of our executive officers meet the eligibility requirements for retirement under the 2009 Long-Term Incentive Plan (the “LTIP”). Due to their retirement eligibility and pursuant to the terms of the LTIP, their rights to certain stock options and restricted stock units have vested or will vest within 60 days of September 3, 2013; provided, however, that such awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Accordingly, the 50,645 shares of common stock subject to these awards are not reflected in the above table as beneficially owned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and rules and regulations promulgated by the SEC, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended June 30, 2013, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Board has adopted a written Related Person Transaction Policy and Procedures, which requires the approval or ratification by the Audit Committee of any transaction or series of transactions exceeding $120,000 in any year, in which we are a participant and any related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common stock and executive officers and the immediate family members of each of these individuals.

Once a transaction has been identified as requiring such approval, the Audit Committee will review all of the relevant facts and circumstances and approve or disapprove of the transaction. The Audit Committee will take into account such factors as it considers appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

If advance Audit Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Audit Committee’s next regularly scheduled meeting. If a transaction relates to a director, that director will not participate in the Audit Committee’s deliberations. In addition, the Audit Committee Chair may pre-approve or ratify any related person transactions in which the aggregate amount is expected to be less than $500,000.

Related Person Transactions

During fiscal 2013, there were no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, we are asking our stockholders to elect three directors nominated for election as Class I directors. Our Board of Directors currently consists of nine members and is divided into three classes, each comprised of three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On August 7, 2013, our Board, upon recommendation of our Governance and Compliance Committee, unanimously nominated Kieran T. Gallahue, J. Michael Losh, and Edward D. Miller, M.D., our three current Class I directors whose terms expire at the Annual Meeting, for re-election as directors. If elected at the Annual Meeting, each of Messrs. Gallahue and Losh and Dr. Miller will serve until the 2016 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

This Proxy Statement includes proposals which, if approved by the stockholders at the Annual Meeting, would repeal our classified Board structure. We have included separate proposals in this Proxy Statement related to the amendment of our certificate of incorporation (Proposal 4) and the amendment of our by-laws (Proposal 5) to repeal the classified board, each of which is conditioned on stockholder approval of the other. If stockholders approve Proposal 4 and Proposal 5, we will repeal the classified Board and phase-in annual director elections over a three-year period, beginning with the 2014 Annual Meeting of Stockholders. Accordingly, the vote to repeal the classified Board will not affect the terms of the Class I directors elected at this Annual Meeting.

The Class I director nominees, as well as the Class II and Class III directors who are continuing to serve, are listed below together with information as of September 3, 2013 regarding each director’s principal occupation, business experience and other directorships, together with the qualifications, attributes and skills that led our Board to the conclusion that each of our directors should serve as a director.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the three director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors. All of the director nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as CareFusion may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF KIERAN T. GALLAHUE, J. MICHAEL LOSH AND EDWARD D. MILLER, M.D. TO THE BOARD OF DIRECTORS AS CLASS I DIRECTORS.

Nominees for Election as Directors and Directors Continuing in Office

The following sets forth information, as of September 3, 2013, regarding the members of our Board, including the director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our directors should serve as a director of CareFusion. As discussed above under “Governance of Our Company—Identification and Evaluation of Director Nominees,” we believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include medicine, academia, business and finance, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominees for Election as Class I Directors

(Terms Expire 2016)

KIERAN T. GALLAHUE Chairman of the Board Chief Executive Officer, CareFusion Corporation (age 50)

Mr. Gallahue is the Chairman of our Board of Directors and Chief Executive Officer. Prior to joining us in January 2011, he was the president, chief executive officer and a director of ResMed Inc., a medical device firm serving the sleep disordered breathing and respiratory markets. Mr. Gallahue joined ResMed in January 2003 as president and chief operating officer of the Americas and was promoted to ResMed’s president in September 2004. He served in that role until he was named president, chief executive officer and a director of ResMed in January 2008. Prior to joining ResMed, from January 1998 to December 2002, he held positions of increasing responsibility at Nanogen, Inc., a DNA research and medical diagnostics company, including president and chief financial officer. Prior to 1998, Mr. Gallahue held various marketing, sales and financial positions within Instrumentation Laboratory, The Procter & Gamble Company and General Electric Company. He is a director of Volcano Corporation. During the prior five years, Mr. Gallahue also served on the board of directors of ResMed.

Qualifications: We believe Mr. Gallahue’s qualifications to serve on our Board of Directors include his extensive executive management experience at medical device companies, including his current position as our Chief Executive Officer, as well as leadership experience from serving on other public company boards. In addition, Mr. Gallahue’s prior experience as a public company chief financial officer and as a member of a public company audit committee permit him to contribute valuable financial and accounting skills to our Board.

J. MICHAEL LOSH Presiding Director Former Chief Financial Officer, Cardinal Health, Inc. and General Motors Corporation (age 67)

Mr. Losh serves as the Presiding Director of our Board of Directors. He most recently served as interim chief financial officer of Cardinal Health from July 2004 to May 2005. Previously, he was the chief financial officer of General Motors Corporation, an automobile manufacturer, from 1994 to 2000. He is a director of ProLogis Inc. (ProLogis and AMB Property Corporation merged in June, 2011), Aon PLC, H.B. Fuller Company, Masco Corporation, and TRW Automotive Holdings Corporation. During the prior five years, Mr. Losh also served on the boards of AMB Property Corporation and Cardinal Health.

Qualifications: We believe Mr. Losh’s qualifications to serve on our Board of Directors include his business, leadership and financial experience, including his prior position as chief financial officer of General Motors and Cardinal Health. Mr. Losh also brings significant Company and industry knowledge to our Board, due to his long history with Cardinal Health. In addition, his current and prior positions on other public company boards and extensive experience serving on other public company audit committees, including on the audit committee of Cardinal Health prior to the spinoff, permit him to contribute valuable financial and accounting skills to our Board.

EDWARD D. MILLER, M.D. Director Former Chief Executive Officer, Johns Hopkins Medicine (age 70)

Dr. Miller is a professor of anesthesiology and critical care medicine at The Johns Hopkins University School of Medicine. He previously served as chief executive officer of Johns Hopkins Medicine, which encompasses The Johns Hopkins University School of Medicine and The Johns Hopkins Health System and Hospital, and as dean of the medical faculty of The Johns Hopkins University School of Medicine from January 1997 until his retirement in June 2012. Dr. Miller joined Johns Hopkins in 1994 as a professor and director of the department of anesthesiology and critical care medicine. Prior to joining Johns Hopkins, Dr. Miller held positions as a professor, researcher and clinician at various hospitals and academic institutions. He is a director of PNC Mutual Funds, Inc. During the prior five years, he also served on the board of PNC Alternative Strategies Fund LLC.

Qualifications: We believe Dr. Miller’s qualifications to serve on our Board of Directors include his experience in the medical field and his prior position as chief executive officer of Johns Hopkins Medicine. His experience as a physician and clinician, and his awareness of the complexities that health care providers face, make Dr. Miller’s input and perspective valuable to our Board.

Class II Directors Continuing in Office

(Terms Expire 2014)

JACQUELINE B. KOSECOFF, PH.D. Director Managing Partner Moriah Partners, LLC (age 64)

Dr. Kosecoff has served as managing partner of Moriah Partners, LLC, a private equity firm focused on health services and technology, and as a senior advisor to Warburg Pincus LLC, a global private equity company since March 2012. From October 2007 to November 2011, Dr. Kosecoff served as chief executive officer of OptumRx (formerly Prescriptions Solutions), a pharmacy benefits management company and subsidiary of UnitedHealth Group, and continued to serve as a senior advisor to OptumRx from December 2011 to February 2012. She served as chief executive officer of Ovations Pharmacy Solutions, a subsidiary of UnitedHealth Group providing health and well-being services for people ages 50+, from December 2005 to October 2007. From July 2002 to December 2005, she served as executive vice president, Specialty Companies of PacifiCare Health Systems, Inc., a consumer health organization. She is a director of Sealed Air Corporation, Steris Corporation and athenahealth, Inc.

Qualifications: We believe Dr. Kosecoff’s qualifications to serve on our Board of Directors include her extensive knowledge of the healthcare industry and executive leadership experience, including her prior position as chief executive officer of OptumRx. In addition, her service on other public company boards permits her to make valuable contributions to our Board.

MICHAEL D. O’HALLERAN Director Senior Executive Vice President, Aon PLC (age 63)

Mr. O’Halleran has served as senior executive vice president of Aon PLC, a provider of risk management, insurance and consulting services, since September 2004. From 1999 to 2004, Mr. O’Halleran served as president and chief operating officer of Aon Corporation. Mr. O’Halleran joined Aon in 1987 to lead its reinsurance division. Since that time, he has served in several significant management positions within the Aon group of companies including, since August 2007, as the executive chairman of Aon Benfield, the division of Aon Corporation that provides reinsurance and brokerage services. During the prior five years, Mr. O’Halleran served on the board of Cardinal Health.

Qualifications: We believe Mr. O’Halleran’s qualifications to serve on our Board of Directors include his extensive knowledge of our business and industry due to his prior service on the board of directors of Cardinal Health. In addition, his many years of executive leadership experience at Aon PLC and Aon Benfield, including his international business experience, make Mr. O’Halleran a valuable member of our Board.

ROBERT P. WAYMAN Director Former Chief Financial Officer, Hewlett-Packard Company (age 68)

Mr. Wayman served as chief financial officer of the Hewlett-Packard Company (“HP”), a computer and electronics company, from 1984 until his retirement in December 2006. He also served as executive vice president, finance and administration of HP from 1992 until his retirement after 37 years with the company. He served as interim chief executive officer of HP from February 2005 through March 2005. He is a director of Affymetrix, Inc and Textura Corporation. During the prior five years, Mr. Wayman also served on the boards of Sybase, Inc. and Con-way, Inc. (formerly CNF, Inc.).

Qualifications: We believe Mr. Wayman’s qualifications to serve on our Board of Directors include his operational, financial and accounting experience, including his prior position as chief financial officer of HP. In addition, Mr. Wayman has served and currently serves on other public company boards and has extensive audit committee experience.

Class III Directors Continuing in Office

(Terms Expire 2015)

PHILIP L. FRANCIS Director Former Chief Executive Officer, PetSmart, Inc. (age 66)

Mr. Francis most recently served as executive chairman of PetSmart, Inc., a specialty pet retailer, from June 2009 until his retirement in January 2012. He previously served as chairman and chief executive officer of PetSmart from 1999 until his appointment as executive chairman. Mr. Francis is the lead director of SUPERVALU INC. During the prior five years, Mr. Francis served on the boards of PetSmart, Inc. and Cardinal Health.

Qualifications: We believe Mr. Francis’ qualifications to serve on our Board of Directors include his many years of business, operational and executive management experience, including his prior service as chairman and chief executive officer of PetSmart. Mr. Francis also brings significant Company and industry knowledge to our Board, due to his prior service on the board of directors of Cardinal Health. In addition, his current and prior service on other public company boards permit him to contribute valuable strategic management insight to our Board.

ROBERT F. FRIEL Director Chairman and Chief Executive Officer, PerkinElmer, Inc. (age 57)

Mr. Friel has served as president and chief executive officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, since February 2008. He has also served as a director of PerkinElmer since January 2006, serving as vice chairman until he was appointed as chairman in April 2009. He joined PerkinElmer in 1999, serving as senior vice president and chief financial officer from February 1999 to October 2004, as executive vice president and chief financial officer from October 2004 to January 2006, as president of the Life and Analytical Sciences unit from January 2006 through August 2007, and as president and chief operating officer from August 2007 through February 2008. Mr. Friel is a director of Xylem Inc. During the prior five years, Mr. Friel also served on the boards of Fairchild Semiconductor International, Inc. and Millennium Pharmaceuticals, Inc.

Qualifications: We believe Mr. Friel’s qualifications to serve on our Board of Directors include his executive and financial leadership experience in the healthcare industry, including his current position as president and chief executive officer of PerkinElmer. Additionally, his current and prior service on other public company boards permits him to make valuable contributions to our Board.

GREGORY T. LUCIER Director Chairman and Chief Executive Officer, Life Technologies Corporation (age 49)

Mr. Lucier has served as chairman and chief executive officer of Life Technologies Corporation, a biotechnology tools company, since November 2008 when Invitrogen Corporation and Applied Biosystems merged to form Life Technologies. Previously, he served as chief executive officer of Invitrogen Corporation from May 2003 to November 2008.

Qualifications: We believe Mr. Lucier’s qualifications to serve on our Board of Directors include his management and operational experience in the healthcare industry, including his current position as chairman and chief executive officer of Life Technologies. His leadership and business experience make his input valuable to our Board.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending June 30, 2014. At the Annual Meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our by-laws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending June 30, 2014.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Audit Committee believes it is a best practice to periodically review the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. During fiscal 2013, the Audit Committee conducted a competitive process to determine the Company’s independent auditor for the fiscal year ending June 30, 2014. As a result of this process, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending June 30, 2014. The Company’s independent auditor for fiscal 2013, Ernst & Young LLP, concluded its engagement as the independent auditor in connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as discussed further below.

Vote Required for Approval

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014 requires the affirmative “FOR” vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE RATIFICATION OF OUR SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING JUNE 30, 2014.

Audit Related Matters

Audit and Non-Audit Fees. The following table presents the fees for professional services earned by Ernst & Young LLP for services rendered to the Company for the fiscal years ended June 30, 2013 and 2012:

	2013	2012
Audit Fees[1]	$4,449,883	$4,763,142
Audit-Related Fees[2]	2,600	313,019
Tax Fees[3]	61,400	54,490
All Other Fees[4]	—	143,231

Total	$4,513,883	$5,273,882

[1]

Audit Fees include services relating to the integrated audit of the consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and statutory and regulatory filings or engagements.

[2]	Audit-Related Fees include services relating to employee benefit plan audits, accounting consultations and reviews, and due diligence services.
[3]	Tax Fees include services relating to tax compliance, tax advice, and tax planning.
[4]	All Other Fees consist of fees for products and services other than the services reported above.

Change in Independent Auditor. As discussed above, the Audit Committee approved a change in our independent auditor for the fiscal year ending June 30, 2014. As reported in the Company’s Form 8-K/A filed with the SEC on August 9, 2013 (the “Form 8-K/A”), Ernst & Young LLP concluded its engagement as our independent registered public accounting firm in connection with the filing on August 9, 2013 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “2013 Form 10-K”).

The reports of Ernst &Young LLP on our financial statements for each of the two fiscal years ended June 30, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the fiscal years ended June 30, 2012 and June 30, 2013 and in the subsequent interim period through August 9, 2013, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst &Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst &Young LLP would have caused Ernst &Young LLP to make reference to the matter in their report. There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended June 30, 2012 and June 30, 2013, related to the material weakness in the Company’s internal control over financial reporting disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “2012 Form 10-K”). As disclosed in our 2012 Form 10-K, we concluded that a material weakness existed as of June 30, 2012 in the design and operating effectiveness of the Company’s internal control over financial reporting related to its accounting for sales-type leases associated with its Pyxis medication and supply dispensing products. Ernst &Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2012, which was included in the 2012 Form 10-K, contained an adverse opinion thereon. The Audit Committee has discussed the material weakness in the Company’s internal control over financial reporting with Ernst &Young LLP, and has authorized Ernst &Young LLP to respond fully to the inquiries of PricewaterhouseCoopers LLP concerning such material weakness.

During our fiscal years ended June 30, 2012 and 2013 and through August 9, 2013, we did not consult PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and neither where a written report or oral advice was provided to us by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

We provided Ernst & Young LLP with a copy of the foregoing disclosures. We provided Ernst & Young LLP with a copy of the Form 8-K/A reporting the change in our independent auditor for the fiscal year ending June 30, 2014 containing substantially the same disclosure as above and requested that Ernst & Young LLP provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agreed with the disclosures contained therein. A copy of Ernst &Young LLP’s letter, dated August 9, 2013, is filed as Exhibit 16.1 to the Form 8-K/A.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor. The Audit Committee has established an Audit and Non-Audit Services Compliance Policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence. Additionally, the Audit Committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Also, unless a service is a pre-approved service set forth in the Policy and within the established guidelines, it will require approval by the Audit Committee in order for it to be provided by the independent auditor. In its review, the Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee to address certain requests for pre-approval of services for up to $250,000, and the Chair must report his or her pre-approval decisions to the Audit Committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management. The Audit Committee monitors compliance by requiring management to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the annual consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”) for the fiscal year ended June 30, 2013. Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee met on twelve occasions in the fiscal year ended June 30, 2013. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the review of the consolidated financial statements and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

J. Michael Losh, Chair

Robert P. Wayman

Philip L. Francis

Jacqueline B. Kosecoff, Ph.D.

Pursuant to the Instruction to Item 407(d), the foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our named executive officers. At our 2011 Annual Meeting of Stockholders, our stockholders recommended that we hold an advisory vote to approve the compensation of our named executive officers on an annual basis. The Board of Directors determined to follow the recommendation of our stockholders and hold the vote on an annual basis until the next required advisory vote on the frequency of such advisory votes, which is expected to occur at our 2017 Annual Meeting of Stockholders. Accordingly, the Board of Directors is requesting that our stockholders approve, pursuant to a non-binding vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, narrative disclosures and related footnotes included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the primary objective of our executive compensation program is to align the compensation of our executive officers with our overall business goals, core values and stockholder interests. Our compensation objective is to provide a competitive pay package that motivates achievement of above-market performance and emphasizes a long-term view in creating stockholder value. Our stockholders demonstrated strong support for our executive compensation program by casting approximately 96% of their votes in favor of our “say-on-pay” proposal related to our fiscal 2012 executive compensation, and we retained the core design of our fiscal 2012 executive compensation program for fiscal 2013.

Compensation actions taken in fiscal 2013 demonstrate our continued commitment to pay-for-performance, with a substantial portion of each named executive officer’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. In particular, our executive compensation program links a significant portion of executive compensation to the value of our common stock, which is intended to align the interests of our named executive officers with our stockholders. We also have established stock ownership guidelines that require our named executive officers to acquire and hold a meaningful ownership interest in our Company. We believe that this emphasizes a longer-term view in creating stockholder value.

In addition, we endeavor to maintain good governance standards with respect to our executive compensation practices. We utilize benchmarking and peer company analysis to set compensation for our named executive officers consistent with market practice, and we seek to establish compensation practices that are reasonable and do not contain features that would be considered problematic or egregious.

In designing our executive compensation program, we have implemented programs and policies to create alignment with our stockholders and that support our commitment to good compensation governance, as highlighted below:

Advisory Vote on Executive Compensation	Annual
Clawback Policy for Variable Cash Compensation and Equity	Yes
Tax Gross-Ups	No
Independent Compensation Consultant	Yes
Stock Ownership Guidelines	Yes
Compensation Risk Assessment	Annual
Hedging, Pledging and Margin Activities	Prohibited
Payouts of Equity and Cash Awards upon a “Change of Control”	Double-Trigger

The Board of Directors believes that CareFusion’s executive compensation program is designed to meet the objectives discussed above and in more detail in the Compensation Discussion and Analysis. Accordingly the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the Compensation Discussion and Analysis, tabular disclosures, and other narrative compensation disclosures in the Proxy Statement.

Vote Required for Approval

Approval of this resolution requires the affirmative “FOR” vote by a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Human Resources and Compensation Committee. However, our Board of Directors and Human Resources and Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, they will consider our stockholders’ concerns and will evaluate what actions, if any, may be appropriate to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS STATED IN THE ABOVE RESOLUTION.

PROPOSAL 4—AMENDMENT TO CERTIFICATE OF INCORPORATION TO

REPEAL THE CLASSIFIED BOARD

Our certificate of incorporation and by-laws currently require that our Board be divided into three classes, with directors elected to staggered three-year terms. Under this classified board structure, one class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of stockholders. At this Annual Meeting, Class I directors are currently up for re-election, and following their election by our stockholders, they will hold office until the 2016 Annual Meeting of stockholders.

Stockholders are being asked at this Annual Meeting to approve and adopt amendments to our certificate of incorporation and by-laws to repeal the classified Board and phase-in annual director elections over a three-year period. If approved, this Proposal 4 would amend Article Seventh of our certificate of incorporation to provide that directors be elected for one year terms beginning with the 2014 Annual Meeting of stockholders, such that (i) the Class II directors elected at the 2011 Annual Meeting (or their successors) would be elected for annual terms beginning with the 2014 Annual Meeting, (ii) the Class III directors elected at the 2012 Annual Meeting (or their successors) would be elected for annual terms beginning with the 2015 Annual Meeting, and (iii) the Class I directors elected at this Annual Meeting (or their successors) would be elected for a term of three years expiring at the 2016 Annual Meeting and would be up for election on an annual basis beginning with the 2016 Annual Meeting. As a result, all directors would be elected on an annual basis beginning with the 2016 Annual Meeting. In all cases, each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation, retirement or removal. This summary of the proposed amendment to our certificate of incorporation is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix A to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Our Board has approved the amendments to our certificate of incorporation and by-laws to repeal the classified board, subject to and conditioned upon stockholder approval at this Annual Meeting. Because our classified Board structure is established by our certificate of incorporation and by-laws, our stockholders must approve amendments to both our certificate of incorporation and by-laws to repeal the classified board. Accordingly, the approval of this Proposal 4, which seeks to amend our certificate of incorporation, is conditioned on the approval of Proposal 5, which seeks to amend our by-laws. Unless the stockholders approve both this Proposal 4 and Proposal 5 at this Annual Meeting, the existing classified Board structure will remain unchanged.

On the recommendation of the Governance and Compliance Committee, our Board is submitting this Proposal 4 to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue and in recognition of stockholder support at the 2012 Annual Meeting of a nonbinding stockholder proposal to repeal the classified Board, the Board has determined to recommend a vote for the approval of this Proposal 4. In determining whether to recommend the repeal of the classified Board to our stockholders, the Board considered the arguments in favor of and against continuation of our classified board structure. The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability and encouraging directors to take a long-term perspective. Additionally, classified boards are believed to reduce a company’s vulnerability to coercive takeover tactics and encourage potential acquirers to negotiate with the target’s board of directors rather than pursue non-negotiated takeover attempts. While the Board continues to believe that these are important benefits, the Board has also considered the views of some stockholders, who believe that classified boards have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. Accordingly, after careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend our certificate of incorporation and by-laws to repeal the classified Board.

Vote Required for Approval

Under the terms of our certificate of incorporation, this Proposal 4 requires the affirmative “FOR” vote by the holders of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. A vote to “ABSTAIN” and a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

If this Proposal 4 and Proposal 5 are approved at this Annual Meeting, the Board has authorized the officers of the Company to file with the Delaware Secretary of State an Amended and Restated certificate of incorporation incorporating the amendment set forth in Appendix A. The Amended and Restated certificate of incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. The Amended and Restated by-laws incorporating the amendment set forth in Appendix B would also become effective upon the acceptance of the Amended and Restated certificate of incorporation by the Delaware Secretary of State. If either this Proposal 4 or Proposal 5 is not approved, the proposed amendments to our certificate of incorporation and by-laws to repeal the classified Board will not be implemented and the Board’s current classified structure will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO REPEAL THE CLASSIFIED BOARD.

PROPOSAL 5—AMENDMENT TO BY-LAWS TO REPEAL THE CLASSIFIED BOARD

Our certificate of incorporation and by-laws currently require that our Board be divided into three classes, with directors elected to staggered three-year terms. Under this classified board structure, one class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of stockholders. At this Annual Meeting, Class I directors are currently up for re-election, and following their election by our stockholders, they will hold office until the 2016 Annual Meeting of stockholders.

Stockholders are being asked at this Annual Meeting to approve and adopt amendments to our certificate of incorporation and by-laws to repeal the classified Board and phase-in annual director elections over a three-year period. If approved, this Proposal 5 would amend Article II, Section 2(b) of our by-laws to provide that directors be elected for one year terms beginning with the 2014 Annual Meeting of stockholders, such that (i) the Class II directors elected at the 2011 Annual Meeting (or their successors) would be elected for annual terms beginning with the 2014 Annual Meeting, (ii) the Class III directors elected at the 2012 Annual Meeting (or their successors) would be elected for annual terms beginning with the 2015 Annual Meeting, and (iii) the Class I directors elected at this Annual Meeting (or their successors) would be elected for a term of three years expiring at the 2016 Annual Meeting and would be up for election on an annual basis beginning with the 2016 Annual Meeting. As a result, all directors would be elected on an annual basis beginning with the 2016 Annual Meeting. In all cases, each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation, retirement or removal. If approved, this Proposal 5 would also amend Article I, Section 10 of our by-laws to provide that directors may be removed only for cause until the 2016 Annual Meeting. Because the current terms of our directors are staggered, consistent with Delaware law, directors are removable only for cause. However, from and after the 2016 Annual Meeting (at which meeting the entire Board will be fully declassified), directors would be removable with or without cause upon the affirmative vote of a majority of the outstanding shares entitled to vote for the election of directors. This summary of the proposed amendment to our by-laws is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix B to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Our Board has approved the amendments to our certificate of incorporation and by-laws to repeal the classified board, subject to and conditioned upon stockholder approval at this Annual Meeting. Because our classified Board structure is established by our certificate of incorporation and by-laws, our stockholders must approve amendments to both our certificate of incorporation and by-laws to repeal the classified board. Accordingly, the approval of this Proposal 5, which seeks to amend our by-laws, is conditioned on the approval of Proposal 4, which seeks to amend our certificate of incorporation. Unless the stockholders approve both this Proposal 5 and Proposal 4 at this Annual Meeting, the existing classified Board structure will remain unchanged.

On the recommendation of the Governance and Compliance Committee, our Board is submitting this Proposal 5 to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue and in recognition of stockholder support at the 2012 Annual Meeting of a nonbinding stockholder proposal to repeal the classified Board, the Board has determined to recommend a vote for the approval of this Proposal 5. In determining whether to recommend the repeal of the classified Board to our stockholders, the Board considered the arguments in favor of and against continuation of the classified board structure. The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability and encouraging directors to take a long-term perspective. Additionally, classified boards are believed to reduce a company’s vulnerability to coercive takeover tactics and encourage potential acquirers to negotiate with the target’s board of directors rather than pursue non-negotiated takeover attempts. While the Board continues to believe that these are important benefits, the Board has also considered the views of some stockholders, who believe that classified boards have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. Accordingly, after careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend our certificate of incorporation and by-laws to repeal the classified Board.

Vote Required for Approval

Under the terms of our by-laws, this Proposal 5 requires the affirmative “FOR” vote by the holders of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. A vote to “ABSTAIN” and a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

If this Proposal 5 and Proposal 4 are approved at this Annual Meeting, the Board has authorized the officers of the Company to file with the Delaware Secretary of State an Amended and Restated certificate of incorporation incorporating the amendment set forth in Appendix A. The Amended and Restated certificate of incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. The Amended and Restated by-laws incorporating the amendment set forth in Appendix B would also become effective upon the acceptance of the Amended and Restated certificate of incorporation by the Delaware Secretary of State. If either this Proposal 5 or Proposal 4 is not approved, the proposed amendments to our certificate of incorporation and by-laws to repeal the classified Board will not be implemented and the Board’s current classified structure will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE AMENDMENT TO BY-LAWS

TO REPEAL THE CLASSIFIED BOARD.

PROPOSAL 6—AMENDMENT TO BY-LAWS TO

ADOPT MAJORITY VOTING FOR UNCONTESTED ELECTIONS OF DIRECTORS

Our by-laws currently provide that elections of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote. Under this plurality voting standard, director nominees receiving the highest number of “FOR” votes will be elected, regardless of the number of “AGAINST” votes received. At this Annual Meeting, the existing plurality voting standard will apply to the Class I directors currently up for re-election.

Stockholders are being asked at this Annual Meeting to approve and adopt an amendment to our by-laws to replace the plurality voting standard with a majority voting standard for uncontested elections of directors. If approved, this Proposal 6 would amend Article I, Section 8 of our by-laws to establish majority voting for uncontested elections of directors beginning with the next annual meeting of stockholders. As a result, if approved by the stockholders, all director nominees in uncontested elections would be required to receive a number of “FOR” votes representing at least a majority of votes cast in the election. If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the by-laws would require the director to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Governance and Compliance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply. This summary of the proposed amendment to our by-laws is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix C to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Our Board has approved the amendment to our by-laws to adopt majority voting in uncontested director elections, subject to and conditioned upon stockholder approval at this Annual Meeting. The approval by our stockholders of this Proposal 6 and the amendment to our by-laws contemplated herein is not conditioned on the approval of any other proposals at this Annual Meeting.

On the recommendation of the Governance and Compliance Committee, our Board is submitting this Proposal 6 to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue, the Board has determined to recommend a vote for the approval of this Proposal 6. In determining whether to recommend adopting a majority voting standard for uncontested elections of directors to our stockholders, the Board considered the arguments in favor of and against maintaining the existing plurality voting standard. The Board recognizes that, in recent years, many public companies have eliminated plurality voting in favor of majority voting for uncontested elections of directors. The Board has also considered the views of some stockholders, who believe that a majority voting standard offers a better process for boards and shareholders in that it ensures accountability and the opportunity for a positive mandate. Accordingly, after careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend our by-laws to adopt a majority voting standard for uncontested elections of directors.

Vote Required for Approval

Under the terms of our by-laws, this Proposal 6 requires the affirmative “FOR” vote by the holders of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. A vote to “ABSTAIN” and a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

If this Proposal 6 is not approved, the proposed amendment to our by-laws to adopt majority voting in uncontested elections of directors will not be implemented and the current plurality voting standard will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE AMENDMENT TO BY-LAWS

TO ADOPT MAJORITY VOTING FOR UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL 7—AMENDMENT TO CERTIFICATE OF INCORPORATION TO

REDUCE SUPERMAJORITY VOTING THRESHOLD

Our certificate of incorporation currently requires that certain of its provisions may only be amended or repealed by the affirmative vote by the holders of no less than 80% of the issued and outstanding shares of common stock entitled to vote at the meeting. At this Annual Meeting, the Board is recommending that stockholders approve amendments to our certificate of incorporation, as set forth in Proposal 4 and this Proposal 7. Under the current terms of the certificate of incorporation, each of these proposals must receive “FOR” votes representing no less than 80% of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting.

Stockholders are being asked at this Annual Meeting to approve and adopt an amendment to our certificate of incorporation to lower the supermajority voting threshold from 80% to 66 2/3%. If approved, this Proposal 7 would amend Article Fourteenth of our certificate of incorporation to provide that the following provisions of our certificate of incorporation may be amended or repealed by the affirmative vote of at least 66 2/3% of the issued and outstanding shares of common stock entitled to vote at the meeting:

Article Sixth, relating to the manner in which the number of directors is determined

Article Seventh, relating to the classified board structure

Article Eighth, relating to stockholder action without a meeting

Article Ninth, relating to the calling of special meetings

Article Tenth, relating to the power to amend the by-laws

Article Twelfth, relating to the indemnification of our directors and officers

Article Fourteenth, relating to the voting threshold for amendments to the Articles set forth above

This summary of the proposed amendment to our certificate of incorporation is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix D to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Our Board has approved the amendment to our certificate of incorporation to lower the supermajority voting threshold from 80% to 66 2/3%, subject to and conditioned upon stockholder approval at this Annual Meeting. The approval by our stockholders of this Proposal 7 and the amendment to our certificate of incorporation contemplated herein is not conditioned on the approval of any other proposals at this Annual Meeting.

On the recommendation of the Governance and Compliance Committee, our Board is submitting this Proposal 7 to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue, the Board has determined to recommend a vote for the approval of this Proposal 7. In determining whether to recommend reducing the supermajority voting threshold in our certificate of incorporation, the Board considered the arguments in favor of and against maintaining the current voting requirement. The Board recognizes that the supermajority voting provision in our certificate of incorporation is designed to protect our stockholders, including minority stockholders, by assuring that fundamental changes to our corporate governance are made with the approval of a substantial majority of our stockholders. However, the Board believes that lowering the voting threshold as reflected above strikes an appropriate balance between enhancing accountability to stockholders and preserving the protections to our stockholders. The Board also took into account the stockholder support at the 2012 Annual Meeting of a nonbinding stockholder proposal to eliminate the supermajority voting thresholds in our certificate of incorporation and by-laws. While that proposal failed to receive at least 80% support, the Board believes that stockholders do support the reduction of supermajority voting thresholds and that sufficient stockholder support exists to approve the amendment to our certificate of incorporation to reduce the supermajority voting threshold to 66 2/3%. Accordingly, after careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend our certificate of incorporation and by-laws to reduce the supermajority voting thresholds as set forth above.

Vote Required for Approval

Under the terms of our certificate of incorporation, this Proposal 7 requires the affirmative “FOR” vote by the holders of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. A vote to “ABSTAIN” and a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

If this Proposal 7 is not approved, the proposed amendment to our certificate of incorporation to reduce the supermajority voting threshold will not be implemented and the current 80% supermajority voting threshold will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION

TO REDUCE SUPERMAJORITY VOTING THRESHOLD.

PROPOSAL 8—AMENDMENT TO BY-LAWS TO

REDUCE SUPERMAJORITY VOTING THRESHOLD

Our by-laws currently require that certain of its provisions may only be amended or repealed by the affirmative vote of no less than 80% of the issued and outstanding shares of common stock entitled to vote at the meeting. At this Annual Meeting, the Board is recommending that stockholders approve amendments to our by-laws, as set forth in Proposal 5, Proposal 6 and this Proposal 8. Under the current terms of the by-laws, each of these proposals must receive “FOR” votes by the holders representing no less than 80% of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting.

Stockholders are being asked to approve and adopt an amendment to our by-laws to lower the supermajority voting threshold from 80% to 66 2/3%. If approved, this Proposal 8 would amend Article Fourteenth of our by-laws to provide that the following provisions of our certificate of incorporation may be amended or repealed by the affirmative vote of no less than 66 2/3% of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting:

Article I, Section 7, relating to stockholder nominations and other business

Article I, Sections 8, relating to the required vote for director elections

Article I, Section 10, relating to the removal of directors

Article II, Section 2, relating to the qualification, number, term and remuneration of directors

Article II, Section 12, relating to vacancies on the Board

Article XIII, relating to the indemnification of our directors and officers

Article Fourteenth, relating to the voting threshold for amendments to the Articles set forth above

This summary of the proposed amendment to our by-laws is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix E to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Our Board has approved the amendment to our by-laws to lower the supermajority voting threshold from 80% to 66 2/3%, subject to and conditioned upon stockholder approval at this Annual Meeting. The approval by our stockholders of this Proposal 8 and the amendment to our by-laws contemplated herein is not conditioned on the approval of any other proposals at this Annual Meeting.

On the recommendation of the Governance and Compliance Committee, our Board is submitting this Proposal 8 to our stockholders as part of its ongoing evaluation of its corporate governance practices. After careful consideration of the issue, the Board has determined to recommend a vote for the approval of this Proposal 8. In determining whether to recommend reducing the supermajority voting threshold in our by-laws, the Board considered the arguments in favor of and against maintaining the current voting requirements. As is the case with the supermajority voting threshold in our certificate of incorporation, the Board recognizes that the supermajority voting provision in our by-laws is designed to protect our stockholders, including minority stockholders, by assuring that fundamental changes to our corporate governance are made with the approval of a substantial majority of our stockholders. However, the Board believes that lowering the voting threshold as reflected above strikes an appropriate balance between enhancing accountability to stockholders and preserving the protections to our stockholders. The Board also took into account the stockholder support at the 2012 Annual Meeting of a nonbinding stockholder proposal to eliminate the supermajority voting thresholds in our certificate of incorporation and by-laws. While that proposal failed to receive at least 80% support, the Board believes that stockholders do support the reduction of supermajority voting thresholds and that sufficient stockholder support exists to approve the amendment to our by-laws to reduce the supermajority voting threshold to 66 2/3%. Accordingly, after careful consideration, the Board has determined that it would be in the best interests of our stockholders to amend our certificate of incorporation and by-laws to reduce the supermajority voting thresholds as set forth above.

Vote Required for Approval

Under the terms of our by-laws, this Proposal 8 requires the affirmative “FOR” vote by the holders of no less than 80% of the issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. A vote to “ABSTAIN” and a broker non-vote will have the same effect as a vote “AGAINST” the proposal.

If this Proposal 8 is not approved, the proposed amendment to our by-laws to reduce the supermajority voting threshold will not be implemented and the current 80% supermajority voting threshold will remain in place.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE AMENDMENT TO BY-LAWS

TO REDUCE SUPERMAJORITY VOTING THRESHOLD.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes CareFusion’s executive compensation philosophy and program for the fiscal year ended June 30, 2013 (“fiscal 2013”). It should be read in conjunction with our tabular disclosures regarding the compensation of our named executive officers for fiscal 2013, which can be found starting on page 58 of this Proxy Statement under the heading “Executive Compensation.”

Executive Overview

In this Compensation Discussion and Analysis, we summarize our objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of executive compensation. Included below are discussions regarding our compensation philosophy, our compensation approach, our compensation determinations, and our policies and practices related to executive compensation. Our executive compensation program reflects a commitment to (1) align compensation with our overall business goals, core values and stockholder interests, (2) motivate and retain our key executives, (3) reinforce consistent attainment of above-market performance and (4) emphasize a long-term view in creating stockholder value.

Fiscal 2013 Business and Financial Performance. During fiscal 2013, we delivered strong earnings growth and cash flows in a challenging global business and economic environment. Our hospital customers continue to be impacted by the economy and healthcare reform initiatives, which had a negative impact on our revenues in fiscal 2013. Despite these challenges, by focusing on simplifying our business processes, reducing expenses and expanding margins, we grew operating income 8 percent compared to fiscal 2012. In addition, we continued to make substantial progress to advance our long-term strategic plan, including increased investment in research and development, acquiring technologies and businesses to expand our product portfolio and geographic reach, and funding our stock repurchase program and other initiatives designed to create long-term stockholder value. These efforts resulted in significant stockholder returns, as our stock price increased over 43% in fiscal 2013.

The following is a summary of fiscal 2013 business and financial highlights:

•

Strong Earnings Growth and Cash Flows. We grew operating income by $45 million, or 8 percent from the prior year, to $619 million. Operating cash flows from continuing operations were $613 million, highlighting our ability to generate strong cash flows in a challenging economic and business environment.

•

Gross Margin Increase. As a result of our continued efforts to reduce our cost structure, our gross margin increased by $46 million from the prior year to $1.85 billion. As a percentage of revenue, gross margin increased to 52.1% compared to 50.1% for fiscal 2012. Additionally, we reduced selling, general, and administrative (“SG&A”) expenses by $53 million, or 5 percent compared to fiscal 2012.

•

Increase in Research and Development Investments. By reducing costs and administrative expenses, we were able to invest more funds into our research and development initiatives. During fiscal 2013, we invested $192 million in research and development, an increase of 17 percent compared to fiscal 2012.

•

Investment in Geographic Expansion. We acquired several companies and technologies that advance our business strategy to expand our geographic reach outside of the U.S. and build scale and local capabilities in high-value markets, including Intermed Equipamento Medico Hospitalar Ltda, a leading respiratory technologies company based in Brazil; and Angus Medical, a Canada based medical distributor of our MaxPlus line of needle-free connectors.

•

Share Repurchase Program. With a focus on enhancing stockholder value, we returned $400 million to our stockholders in fiscal 2013 through common stock repurchases under our stock repurchase program. As of June 30, 2013, we completed an aggregate of $500 million of repurchases under this program. In August 2013, the Board approved a new program, for the repurchase of an additional $750 million of our common stock.

•

Total Stockholder Return. During fiscal 2013, our stock price increased over 43 percent, to close at $36.85 on June 28, 2013. As a result, our relative total stockholder return was in the 74th percentile of the companies included in our comparator group for compensation benchmarking and the 76th percentile of companies included in the S&P 500 Health Care Index.

Fiscal 2013 Executive Compensation Program. In determining the compensation of our named executive officers, the Human Resources and Compensation Committee of our Board of Directors (the “Compensation Committee”) evaluates various factors, including the following:

•	the Company’s overall business and financial performance and/or the performance of the business unit or function for which the individual is responsible;

•	the individual’s performance, experience and skills;

•	the terms of employment agreements or other arrangements with the individual;

•	compensation previously paid or awarded to the individual;

•	competitive market data for similar positions based on the Company’s comparator group; and

•	voting results from the prior year’s advisory vote on the compensation of our named executive officers.

For fiscal 2013, the Compensation Committee approved an executive compensation program that consists of three principal elements: base salary, annual cash incentives under our management incentive plan (“MIP”) and long-term equity-based incentive (“LTI”) awards. Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation program appropriately balances compensation-related risk and the desire to focus our named executive officers on specific short-term and long-term goals important to our overall success. Consistent with our pay-for-performance philosophy, a significant portion of the compensation of our named executive officers in fiscal 2013 was variable or at-risk. For our Chief Executive Officer, 88% of his target total direct compensation was subject to annual performance goals or tied to the value of our common stock. For our other named executive officers as a group, 79% of their target total direct compensation was subject to annual performance goals or tied to the value of our common stock.

Fiscal 2013 Target Total Direct Compensation

The following table summarizes total direct compensation for our named executive officers in fiscal 2013:

	Base Salary		MIP Award		LTI Award
Name and Principal Position	2013 Base Salary	Percent Change[1]	2013 MIP Award Target	2013 MIP Award Payout	2013 LTI Award Target Value	Percent Change[1]
Kieran T. Gallahue Chairman and CEO	$1,150,000	—	$1,437,500	$948,750	$7,500,000	—
James F. Hinrichs Chief Financial Officer	$546,364	3%	$437,091	$288,480	$2,458,636	3%
Thomas J. Leonard President, Medical Systems	$483,890	6%	$387,112	$229,945	$1,451,670	27%
Vivek Jain President, Procedural Solutions	$478,950	—	$383,160	$316,107	$1,317,113	10%
Joan Stafslien EVP, General Counsel, Chief Compliance Officer and Secretary	$481,268	5%	$336,887	$222,346	$1,082,852	5%

[1]	Reflects percent change relative to fiscal 2012.

As set forth in the table above, Mr. Gallahue’s base salary and LTI award target value remained unchanged for fiscal 2013. Each of Messrs. Hinrichs and Leonard and Ms. Stafslien received an increase in base salary and LTI award target value based on a review of market data and their performance during fiscal 2012. The increases set forth above for Mr. Leonard took into account his successful leadership of the Medical Systems segment, which delivered strong financial results in fiscal 2012, and were also intended to create greater alignment between the compensation for Mr. Leonard and Mr. Jain. Mr. Jain did not receive an increase in base salary, but did receive an increase in LTI award target in fiscal 2013.

Annual cash incentive awards under the MIP are performance-based, with payouts subject to the attainment of Company-wide and individual performance goals. We established Company-wide financial performance goals for fiscal 2013 related to revenue growth and operating margin. Despite delivering strong earnings growth and cash flows during the year and making significant progress against our long-term strategic plan, our performance relative to the pre-established goals for revenue growth and operating margin was below target. Accordingly, the 2013 MIP award payouts to our named executive officers set forth above reflect a funding level below target.

Consideration of 2012 Advisory Vote on Executive Compensation. We evaluate our executive compensation program annually, taking into account, among other things, the outcome of our most recent “say-on-pay” vote. At our 2012 Annual Meeting of Stockholders on April 15, 2013, our stockholders voted in support of our “say-on-pay” proposal related to our fiscal 2012 executive compensation, with approximately 96% of votes cast in favor of the proposal, and we retained the core design of our fiscal 2012 executive compensation program for fiscal 2013. As discussed in the proxy statement for our 2012 Annual Meeting of Stockholders, the Compensation Committee took steps to refine our executive compensation program for fiscal 2013 to better align compensation with our overall business goals and stockholder interests, including the following:

•

Revised Comparator Group for Compensation Benchmarking. For fiscal 2013 compensation planning, our Compensation Committee considered that as a result of recent mergers, acquisitions and divestiture transactions—by the Company and by other companies in the healthcare sector—some of the Company’s financial metrics relative to potential peer group companies have changed. Following review and analysis by our independent compensation consultant, we made adjustments to the comparator group so that the relative revenues, earnings and market capitalizations of companies in the comparator group are more closely aligned with CareFusion.

•

“Double-Trigger” Equity Award Agreements. Historically, our standard forms of agreements for LTI awards contained a “single-trigger” vesting provision, meaning they would vest in full upon a change in control of the Company. In June 2012, the Compensation Committee approved new forms of LTI agreements for equity grants to eligible employees, including our named executive officers, that replace the existing single-trigger vesting provision with “double-trigger” vesting. Under these new agreements, vesting of the awards (and exercisability in the case of stock options) would be accelerated only if the recipient’s employment is terminated by the Company other than for “cause” or by the recipient for “good reason,” in either case within two years following a change of control of the Company.

•

Amendment of Executive Severance Guidelines. In June 2012, the Compensation Committee approved the amendment and restatement of our Executive Severance Guidelines, which are guidelines to be considered in providing severance payments and benefits to certain executive-level employees in the event of a termination of employment by the Company without “cause” or by the executive for “good reason.” The amendment and restatement of the Executive Severance Guidelines was intended to reduce the number of executives subject to the guidelines and reduce the amount of severance payable under the guidelines.

•

Amendment of Executive Change in Control Severance Plan. In June 2012, the Compensation Committee also approved the amendment and restatement of our Executive Change in Control Severance Plan, which provides for benefits to our named executive officers in connection with a change in control of the Company. The amendment and restatement of the Executive Change in Control Severance Plan was intended to reduce the number of executives subject to the plan, provide additional clarity around various provisions, and reduce the amount of severance payable under the plan.

Commitment to Good Compensation Governance Practices. In designing our executive compensation program, we have implemented programs and policies to create alignment with our stockholders and that support our commitment to good compensation governance as follows:

•	Annual Advisory Vote to Approve Compensation of our Named Executive Officers. We provide our stockholders with the ability to vote annually on the compensation of our named executive officers.

•	Clawback Policy. We have the authority to require repayment of certain annual cash incentives, or subject outstanding equity incentive awards to forfeiture, in instances of executive misconduct.

•

No Tax Gross-Ups. Tax gross-ups are not provided to our executive officers for personal expenses or in the event that excise taxes are incurred following a qualifying termination in connection with a change in control.

•

Independent Compensation Consultant. The Compensation Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant. Frederic W. Cook & Co. provides services only to the Compensation Committee and provided no other services to the Company during fiscal 2013.

•

Stock Ownership Guidelines. We have established stock ownership guidelines to further align our executive officers’ interests with those of our stockholders. The guidelines require our named executive officers to acquire and hold a meaningful ownership interest in our Company.

•

Compensation Risk Assessment. The Compensation Committee oversees and evaluates an annual risk assessment of the Company’s compensation programs. Based on the fiscal 2013 risk assessment, it was concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

•

Prohibitions on Hedging, Pledging and Margin Activities. Our insider trading policy prohibits hedging transactions by Company employees. Under the policy, all short-term, speculative or hedging transactions in CareFusion securities are prohibited by all employees. In addition, the policy specifically prohibits the use of CareFusion securities for pledging and margin activities.

The Compensation Committee believes that the programs and policies described above clearly demonstrate the Company’s commitment to, and consistent execution of, an effective performance-oriented executive compensation program.

Introduction

In accordance with SEC rules and regulations, our named executive officers for fiscal 2013 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on June 30, 2013. They were:

•	Kieran T. Gallahue, Chairman and Chief Executive Officer

•	James F. Hinrichs, Chief Financial Officer

•	Thomas J. Leonard, President, Medical Systems

•	Vivek Jain, President, Procedural Solutions

•	Joan B. Stafslien, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on August 9, 2013.

Compensation Philosophy

We believe that our named executive officers play a critical role in creating long-term value for our stockholders. The primary objective of our executive compensation program is to align compensation with our overall business goals, core values and stockholder interests. Our compensation objective is to provide a competitive pay package that motivates achievement of above-market performance with a long-term view in creating stockholder value. To this end, our executive compensation philosophy reflects:

•	a pay-for-performance model that delivers pay based on overall Company, business and individual performance;

•	an emphasis on long-term equity-based incentive awards that link a meaningful portion of executive compensation to the value of our common stock; and

•	benchmarking of our pay levels and compensation practices against a comparator group that is reasonable and appropriate for our Company.

Because we believe strongly in pay-for-performance, a substantial portion of our executive compensation program is comprised of performance-based compensation, including annual cash incentives and long-term equity-based incentives. We also believe in the importance of aligning executives’ interests with the interests of our stockholders, and accordingly we established stock ownership guidelines that require our executive officers to acquire and hold a meaningful ownership interest in our Company, as discussed below under the heading “Policies, Guidelines and Practices Related to Executive Compensation—Stock Ownership Guidelines.”

For fiscal 2013, our executive compensation program included the following elements:

•	base salary;

•	annual cash incentive awards; and

•	long-term equity-based incentive awards, comprised of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”).

In addition to these elements of our executive compensation program, which together we refer to as “total direct compensation,” our named executive officers are eligible for limited benefits and perquisites, as discussed below under “Compensation Determinations—Other Benefits and Perquisites.” Our named executive officers are also eligible to participate in employee benefit programs generally offered to our other U.S. employees. Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation program appropriately balances compensation-related risk and the desire to focus our named executive officers on specific short-term and long-term goals important to our overall success.

Role of the Compensation Committee and Management

The Compensation Committee oversees our executive compensation policies and determines the amounts and elements of compensation for our executive officers. A discussion of the Compensation Committee’s responsibilities and a summary of the Compensation Committee charter can be found on page 13 of this Proxy Statement under the heading “Governance of Our Company—Board and Committee Membership and Structure— Human Resources and Compensation Committee.”

Compensation determinations for our named executive officers other than our Chief Executive Officer are made by the Compensation Committee with input provided by the Chief Executive Officer, which the Compensation Committee considers with the assistance of its independent compensation consultant (see below under “Role of the Compensation Consultant”). With respect to compensation for our Chief Executive Officer, the Compensation Committee makes recommendations to the Board for approval. Members of management may also provide input, make recommendations and provide ongoing assistance to the Compensation Committee with respect to the design, operation, objectives and values of the various elements of our compensation program in order to provide appropriate performance and retention incentives for our named executive officers.

In addition, the Compensation Committee acts as the administrator of our equity and non-equity incentive plans covering executive officers and other employees. As it relates to employees who are not executive officers, the Compensation Committee may delegate its authority for administration of the plans to executive officers and other key employees.

The Compensation Committee also oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. During fiscal 2013, management conducted its annual risk assessment, which was supplemented with a review by the independent compensation consultant (see below under “Role of the Compensation Consultant”). Based on the Company’s analysis and the report prepared by the compensation consultant, the Compensation Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee hedging activities. Furthermore, the Compensation Committee believes that the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Role of the Compensation Consultant

The Compensation Committee uses a compensation consultant primarily to provide input on compensation trends and developments and to assist with executive compensation benchmarking. The compensation consultant also provides a valuable outside perspective on executive compensation practices.

In establishing executive compensation for fiscal 2013, the Compensation Committee engaged Frederic W. Cook & Co. to serve as its independent compensation consultant. During fiscal 2013, Frederic W. Cook & Co. advised our Compensation Committee on executive compensation matters, including the selection of a comparator group for compensation benchmarking, competitive market analysis for executive compensation and plan design for our annual and long-term incentive programs. Frederic W. Cook & Co. also provided regular updates on compensation trends and developments and regulatory matters, and conducted a risk assessment of our executive compensation programs. As previously mentioned, Frederic W. Cook & Co. was engaged directly by the Compensation Committee and does not provide any other unrelated products or services to the Company.

Comparator Group and Benchmarking

For fiscal 2013, the Compensation Committee, with the assistance of Frederic W. Cook & Co., selected the following 21 companies to use as a comparator group to benchmark and set compensation for our named executive officers:

Alere Inc.	Covidien Ltd.	PerkinElmer, Inc.
Allergan, Inc.	Dentsply International Inc.	ResMed Inc.
Bard (C.R.) Inc.	Edwards Lifesciences Corp.	St. Jude Medical Inc.
Becton, Dickinson and Co.	Hologic Inc.	STERIS Corp.
Biogen Idec, Inc.	Hospira, Inc.	Stryker Corp.
Boston Scientific Corp.	Life Technologies Corp.	Varian Medical Systems Inc.
Covance Inc.	Mylan Inc.	Zimmer Holdings, Inc.

On an annual basis, the Compensation Committee reviews the comparator group for compensation benchmarking, and the Compensation Committee made several changes to the comparator group for fiscal 2013. In connection with the “say-on-pay” proposal for the compensation of our named executive officers at our 2011 Annual Meeting of Stockholders, a proxy advisory firm identified a concern with the Company’s comparator group for fiscal 2011. As we had already taken steps to implement our compensation program for fiscal 2012 based on the existing comparator group, the Compensation Committee considered this feedback when establishing the comparator group for fiscal 2013 compensation benchmarking. In particular, the Compensation Committee considered that as a result of recent mergers, acquisitions and divestiture transactions—by the Company and by other companies in the healthcare sector—some of the Company’s financial metrics relative to other potential peer group companies had changed. Following review and analysis by Frederic W. Cook & Co., the Compensation Committee determined it was appropriate to make adjustments to the comparator group for fiscal 2013 compensation planning so that the revenues, earnings, and market capitalizations of companies in the comparator group are more closely aligned with CareFusion. The 21 peer companies selected by the Compensation Committee for the fiscal 2013 comparator group reflects 15 continuing peer companies from the fiscal 2012 comparator group, three deletions and six additions, as follows:

Continuing Peer Companies		Deleted Peer Companies	New Peer Companies
Allergan, Inc.	Life Technologies Corp.	Beckman Coulter, Inc.	Alere Inc.
Bard (C.R.) Inc.	Mylan Inc.	Cephalon, Inc.	Covance Inc.
Becton, Dickinson and Co.	St. Jude Medical Inc.	Quest Diagnostics Inc.	Dentsply International Inc.
Biogen Idec, Inc.	STERIS Corp.		Hologic, Inc.
Boston Scientific Corp.	Stryker Corp.		PerkinElmer, Inc.
Covidien Ltd.	Varian Medical Systems Inc.		ResMed Inc.
Edwards Lifesciences Corp.	Zimmer Holdings, Inc.
Hospira, Inc.

In determining the comparator group for fiscal 2013, the Compensation Committee used objective criteria for selecting peers to include companies in the healthcare industry that focus primarily on medical technology and devices with revenues, earnings, and market capitalizations that are generally aligned with CareFusion. At the time the fiscal 2013 peer group was established, CareFusion’s revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) approximated the median of the companies in the peer group, and its market capitalization was between the 25th percentile and the median. As of June 30, 2013, CareFusion’s market capitalization approximated the median of the companies in the peer group.

Compensation determinations for our executive officers were based on the executive compensation study conducted by Frederic W. Cook & Co., which included an analysis of executive compensation data for companies in the comparator group. For named executive officers, Frederic W. Cook & Co. utilized market data compiled from proxy statements by companies in the comparator group. Frederic W. Cook & Co.’s analysis included a review of each element of total direct compensation for each of our executive officers. Using this analysis, we established a goal to provide total direct compensation to our named executive officers for fiscal 2013 competitive with the comparator group, as discussed below under “Compensation Determinations.”

Compensation Determinations

Our Compensation Committee made compensation determinations for our named executive officers for fiscal 2013 based on the analysis of pay levels compared to the comparator group, as discussed above. In making these determinations, our general approach is to position the target compensation for our named executive officers based on the comparator group, as follows:

•	Base salaries are generally positioned at the 50th percentile;
•	Annual cash incentive awards are generally positioned at the 65th percentile; and
•	Long-term equity-based incentive awards are generally positioned at the 65th percentile.

In determining the target amounts for each element of compensation, the Compensation Committee considers positioning relative to the comparator group and takes into account individual performance, experience and skills, as well as the terms of any employment arrangements. As a result, target compensation for each of our named executive officers may fall below or above positioning relative to the comparator group for a particular element of compensation. On average, target total direct compensation of our named executive officers is generally positioned at the 65th percentile of the comparator group.

A substantial portion of the compensation for our named executive officers is comprised of at-risk performance-based compensation, including annual cash incentives and long-term equity-based incentives. Furthermore, we do not provide any material retirement benefits, such as defined-benefit pensions, and instead rely on LTI awards, our 401(k) Savings Plan and our Deferred Compensation Plan to provide a competitive package for wealth accumulation and retirement and to motivate and retain our named executive officers.

Certain compensation decisions are formula-driven, while others require more judgment and discretion. For instance, the Compensation Committee considers market data and individual performance in determining a named executive’s base salary. For fiscal 2013, target annual cash incentives and LTI awards were established based on a multiple of base salary and were set using competitive market data. The Compensation Committee uses quantitative and qualitative metrics and exercises some judgment in determining achievement of the overall Company performance goals, as well as when assessing the individual performance of a named executive officer. In making compensation determinations, the Compensation Committee must also consider the terms of employment agreements or other arrangements with our named executive officers. As discussed below under the heading “Agreements Regarding Executive Compensation,” we are a party to employment agreements and offer letters with certain of our named executive officers that set forth compensation and other benefits.

Base Salary. In determining base salaries for our named executive officers, the Compensation Committee considered the market data for similar positions based on the comparator group and took into account individual performance, experience and skills, as well as the terms of employment agreements and offer letters with our named executive officers.

The following table sets forth the determinations of our Compensation Committee in August 2012 with respect to base salary rates for our named executive officers for fiscal 2013:

Name	Position	Fiscal 2012 Base Salary Rate[1]	Fiscal 2013 Base Salary Rate[1]	Percent Change
Kieran T. Gallahue	Chairman and CEO	$1,150,000	$1,150,000	0%
James F. Hinrichs	Chief Financial Officer	$530,450	$546,364	3%
Thomas J. Leonard	President, Medical Systems	$456,500	$483,890	6%
Vivek Jain	President, Procedural Solutions	$478,950	$478,950	0%
Joan B. Stafslien	EVP, General Counsel, Chief Compliance Officer and Secretary	$458,350	$481,268	5%

[1]

Fiscal 2012 base salary rate reflects annual salary rate in effect at the end of fiscal 2012. Actual salary paid for fiscal 2012 and fiscal 2013 may differ from the salary rates reflected above based on the number of days of service by the named executive officer during the fiscal year, as well as the timing of any salary increase during the fiscal year.

As set forth in the table above, Mr. Gallahue’s base salary remained unchanged for fiscal 2013, and our Compensation Committee determined to increase the annual base salaries of our other named executive officers by between 0% and 6%. The Compensation Committee believed this was appropriate based on a review of market data and the performance of our named executive officers during fiscal 2012. The 6% increase to the annual base salary of Mr. Leonard also took into account Mr. Leonard’s successful leadership of the Medical Systems segment, which delivered strong financial results in fiscal 2012, and was intended to create greater alignment between the compensation for Mr. Leonard and Mr. Jain.

Annual Cash Incentive Awards. The CareFusion Corporation Management Incentive Plan (the “MIP”) provides for annual cash incentive awards to eligible employees, including our named executive officers. Effective July 1, 2010, we amended and restated the MIP, which was approved by our stockholders in November 2010. MIP awards are performance-based, and payouts for fiscal 2013 were subject to the attainment of Company-wide and individual performance goals. The Compensation Committee established a MIP target award value for each of our named executive officers for fiscal 2013 based on competitive market data for similar positions. Target awards are set based on a percentage of base salary. In establishing the MIP target award value, the Compensation Committee targeted the 65th percentile of short-term cash incentive targets of the comparator group, which reflected the anticipated difficulty of achieving the performance goals. For fiscal 2013, MIP target awards represented a significant portion of target total cash compensation for our named executive officers.

Fiscal 2013 Target Total Cash Compensation

The following table sets forth the determinations of our Compensation Committee in August 2012 with respect to MIP targets for fiscal 2013, as well as the actual amount of the cash incentive awards received by our named executive officers upon payout of the fiscal 2013 MIP in September 2013:

Name	Position	Fiscal 2013 MIP Target		Fiscal 2013 MIP Award Payout
		Percentage of Base Salary Rate	Award Value
Kieran T. Gallahue	Chairman and CEO	125%	$1,437,500	$948,750
James F. Hinrichs	Chief Financial Officer	80%	$437,091	$288,480
Thomas J. Leonard	President, Medical Systems	80%	$387,112	$229,945
Vivek Jain	President, Procedural Solutions	80%	$383,160	$316,107
Joan B. Stafslien	EVP, General Counsel, Chief Compliance Officer and Secretary	70%	$336,887	$222,346

For fiscal 2013, our named executive officers were eligible to receive a cash award of 0%—200% of their respective MIP target awards based on the achievement of Company-wide financial performance goals. In addition, the Compensation Committee may assign an individual performance factor of 0%—150% related to the individual performance of the officer, which can result in an increase or decrease in actual MIP payment, provided that no MIP payment shall exceed 200% of an executive officer’s MIP target. In setting Company-wide MIP performance goals for fiscal 2013, the Compensation Committee determined to maintain the same financial performance criteria used for fiscal 2012. Accordingly, for fiscal 2013, the Compensation Committee selected financial metrics related to revenue growth and operating margin. Given the Company’s strategic focus on these metrics, and their importance to investors, the Compensation Committee determined to continue to use them to create alignment with management performance goals under the MIP.

The Compensation Committee approved a MIP funding matrix for fiscal 2013, which established different funding levels based on performance against pre-established targets for “Revenue Growth of Continuing Operations” and “Adjusted Operating Margin,” calculated as follows:

•

“Revenue Growth of Continuing Operations,” calculated by subtracting 1.00 from the quotient of our revenue from continuing operations for fiscal 2013, divided by our revenue from continuing operations for fiscal 2012

•	“Adjusted Operating Margin,” calculated by dividing our adjusted operating earnings for fiscal 2013 by revenue for fiscal 2013

In calculating Revenue Growth of Continuing Operations, we exclude from revenue in fiscal 2013 any revenue associated with acquisitions and divestitures completed during fiscal 2013, and we exclude from revenue in fiscal 2012 any revenue associated with divestitures in fiscal 2013 that do not qualify for discontinued operations treatment. In calculating Adjusted Operating Margin, we use adjusted operating earnings, which exclude certain one-time items such as restructuring charges; impairments; gains and losses on the sale of assets; merger, acquisition and divestiture charges; and other one-time charges as approved by management and the Board. In both calculations, we also exclude the impact of foreign currency exchange rate fluctuations. We exclude these items from the calculations in order to better measure core growth in revenue and operating margin and to facilitate comparisons to the prior year period. By excluding certain one-time items from the calculations, the Compensation Committee sought to reward management for achieving the annual MIP goals, while at the same time focusing on actions that drive long-term stockholder value.

The following table shows the Company-wide MIP performance goals at minimum, target and maximum performance levels for fiscal 2013:

Performance Metric	Minimum Performance	Target Performance	Maximum Performance
Revenue Growth of Continuing Operations	0.9%	2.7%	4.5%
Adjusted Operating Margin	15.9%	18.4%	20.8%

Revenue Growth of Continuing Operations and Adjusted Operating Margin are equally weighted at 50% and are evaluated within a funding matrix based on whether actual performance meets the minimum, target or maximum performance levels for each metric. If target performance is achieved for both metrics, MIP funding would be calculated at the target. If maximum performance is achieved for both metrics, MIP funding would be calculated at the maximum. If the minimum performance level is not met for one or more of the metrics, the Compensation Committee has the discretion to fund the MIP at zero. For performance between the minimum and maximum levels for each metric, the MIP funding calculation is determined on an interpolated basis.

In July 2013, the Compensation Committee reviewed our financial performance for purposes of the fiscal 2013 MIP calculation and determined Revenue Growth of Continuing Operations to be negative 1.5% and Adjusted Operating Margin to be 19.5%. While our Adjusted Operating Margin performance significantly exceeded our target performance goal, we did not meet our minimum performance goal for Revenue Growth of Continuing Operations. While the Compensation Committee had the discretion to fund MIP at zero, the Compensation Committee took into consideration the Company’s overachievement of our Adjusted Operating Margin goal, our strong earnings growth and cash flows, our substantial progress in advancing our long-term strategic plan, and our over 43% total stockholder return during fiscal 2013 and determined that it was appropriate to fund MIP payouts to employees for fiscal 2013. In determining MIP funding for the Company’s named executive officers, the Compensation Committee calculated the MIP payout under the MIP funding matrix by assigning a zero weighting to Revenue Growth of Continuing Operations and a 132.9% weighting to Adjusted Operating Margin. This was the formulaic outcome for both performance levels and resulted in a MIP funding calculation at 66% of target.

For both Messrs. Gallahue and Hinrichs and Ms. Stafslien, the fiscal 2013 MIP award payouts set forth above reflect a MIP payout at 66% of target, consistent with the overall MIP funding for our named executive officers. Mr. Jain received a MIP payout above 66% of target for fiscal 2013, based on the application of the individual performance factor discussed above. The Compensation Committee recognized Mr. Jain’s role in driving improved performance in the Company’s Procedural Solutions segment following a challenging fiscal 2012. In particular, the Compensation Committee considered how the segment grew revenue by 5% and made progress on key operational and strategic initiatives during fiscal 2013. For Mr. Leonard, the Compensation Committee approved a MIP payout below 66% of target. In making this determination, the Compensation Committee acknowledged that the Medical Systems segment performed below expectations for fiscal 2013.

MIP award payouts to our named executive officers are designed to be performance-based compensation, and therefore to be fully tax deductible under the Tax Code. For fiscal 2013, our Compensation Committee established an overall Company performance criterion of $313 million of earnings before interest and taxes (“EBIT”), which had to be satisfied before any payout could be made to our named executive officers under the MIP. For fiscal 2013, the Compensation Committee established a MIP framework whereby, if this performance criterion was met, each of our named executive officers could be awarded a MIP bonus up to 200% of his or her MIP target, subject to the Compensation Committee’s negative discretion to award incentive payments in lesser amounts. For fiscal 2013, the Company generated EBIT in excess of the threshold, which allowed the Compensation Committee to approve the MIP payouts discussed above. The Compensation Committee exercised its discretion to approve MIP payouts less than 200% based on Company performance relative to the MIP funding matrix and the additional considerations discussed above.

Long-Term Equity-Based Incentive Awards. Prior to the spinoff, Cardinal Health approved the CareFusion Corporation 2009 Long-Term Incentive Plan (the “LTIP”), which was then approved by our stockholders in November 2010. The LTIP provides for the grant of stock options, restricted stock, RSUs, performance cash, PSUs and other equity-based awards. We intend to grant long-term equity-based incentive awards under the LTIP to our eligible employees on an annual basis in connection with our compensation planning process each August. On August 15, 2012, we granted eligible employees, including our named executive officers, equity-based awards under the LTIP as part of our fiscal 2013 annual LTI award.

In connection with the fiscal 2013 annual LTI award, we established target award values for each of our named executive officers using competitive market data for similar positions based on the comparator group and considering differences in individual performance, pay history, experience in role and internal equitability. We believe that this is consistent with a business emphasizing long-term growth and innovation. To accomplish the compensation objectives discussed above, we granted our named executive officers a combination of stock options, RSUs and PSUs during fiscal 2013.

Stock Options. Stock options are intended to align executives with the interests of stockholders in increasing sustainable, long-term stockholder value. We view stock options as an element of performance-based compensation because a stock option provides no realizable value upon grant. These instruments only deliver value to a recipient if the price of our common stock increases above the price at the time of grant and vesting requirements have been met. Our stock options are granted with an exercise price equal to the closing market price for our common stock on the date of grant and provide no benefit if the option is not exercised when the price of the stock exceeds the grant price during the option’s term. Our stock options typically vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date, and have a term of seven years.

RSUs. We grant our executives RSUs primarily to ensure that our executives maintain an ownership stake in the Company. By providing an ownership stake in the Company, RSUs align executives’ financial interests with stockholders’ interests. We believe RSUs also aid in retention and provide value to our executives, given that we do not provide pensions. Our RSUs typically vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

PSUs. PSUs are intended to reward our executives for the achievement of specified multi-year performance goals. As performance-based compensation, PSUs will only vest if the performance goals are achieved during the specified performance period. In fiscal 2013, we granted PSUs to our executive officers with performance goals based on the achievement of the compounded annual growth rate (“CAGR”) of the Company’s fully diluted, adjusted earnings per share over the three year performance period beginning July 1, 2012 and ending June 30, 2015. The payout amount for these PSUs will vary between 0%—200% of a target number of shares of common stock based on performance relative to the CAGR target established for the performance period. If the performance target is achieved, these awards will “cliff-vest” on the third anniversary of the grant date. If the Company does not meet the minimum performance target, then the PSUs will not vest and no shares will be delivered to the executive officer. As a general matter, achievement of targeted performance goals is difficult, requiring significant and sustained effort on the part of our executives. Achievement of the targeted performance goals for our PSUs requires superior performance relative to underlying market growth rates, although, as a general matter, we anticipate the minimum targets to be more readily achievable.

Fiscal 2013 annual LTI awards for our named executive officers were comprised of stock options, PSUs and RSUs allocated 50%, 25% and 25%, respectively, of the total LTI target award values. The following table sets forth the determinations of our Compensation Committee in August 2012 with respect to the fiscal 2013 annual LTI awards for our named executive officers:

Name	Position	Total LTI Target Award Value ($)	Stock Options[1] (# shares)	RSUs[1] (# shares)	PSUs[1,2] (# shares)
Kieran T. Gallahue	Chairman and CEO	$7,500,000	478,392	69,989	69,989
James F. Hinrichs	Chief Financial Officer	$2,458,636	156,826	22,944	22,944
Thomas J. Leonard	President, Medical Systems	$1,451,670	92,596	13,547	13,547
Vivek Jain	President, Procedural Solutions	$1,317,113	84,013	12,291	12,291
Joan B. Stafslien	EVP, General Counsel, Chief Compliance Officer and Secretary	$1,082,852	69,070	10,105	10,105

[1]

The fiscal 2013 annual LTI award was granted on August 15, 2012 pursuant to the LTIP. Stock options and RSUs vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. Stock options granted as part of the fiscal 2013 annual LTI award have an exercise price of $26.79, the closing price of our common stock on the NYSE on the date of grant, and have a term of seven years. The 2013 annual LTI award amounts are based on the total award value, allocated to stock options, RSUs and PSUs, as discussed above. The share amounts for stock options were determined by dividing the award value allocated to stock options by the grant date fair value associated with an option to purchase our common stock using a Black-Scholes-Merton valuation model. The share amounts for RSUs and PSUs were determined by dividing the award values allocated to RSUs and PSUs by $26.79, the closing price of our common stock on the NYSE on the date of grant.

[2]

Reflects target number of shares subject to PSUs, assuming all performance goals and other requirements are met. As discussed above, the PSUs will be earned from 0% – 200% of target based on the achievement of performance goals related to the Company’s ability to grow its earnings per share, with payment in shares following the conclusion of the three-year performance period.

The RSUs granted to our named executive officers are designed to be performance-based compensation under the Tax Code and to be fully tax deductible. For the RSUs granted to our named executive officers as part of the fiscal 2013 annual LTI award, our Compensation Committee established a performance condition of

$313 million of EBIT, which had to be satisfied before the RSUs would vest. For fiscal 2013, the Company generated EBIT in excess of the threshold. Since the performance condition has been satisfied, the RSUs will vest as to 33 1/3% of the shares subject to the award on each of the first three anniversaries of the grant date.

Other Benefits and Perquisites. Our named executive officers are eligible to participate in employee benefit programs generally offered to our other employees. In addition, we provide certain other perquisites to our named executive officers that are not generally available to other U.S. employees, as described below. These perquisites are reported in the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement.

Company Aircraft. The Company utilizes corporate-owned aircraft for business purposes to help increase the productivity of its global business operations, while also providing transportation flexibility and security. The Company maintains an aircraft utilization policy that sets forth the guidelines and procedures for use of the aircraft by Company executives and members of the Board. While personal use of the corporate-owned aircraft is permitted, our executives generally do not utilize the aircraft for extensive personal travel. During fiscal 2013, Mr. Gallahue and Mr. Hinrichs were the only named executive officers to utilize the aircraft for personal travel, and the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement reflects $5,782 and $9,447, respectively as related to such personal use.

Relocation Program. We maintain a relocation program that provides relocation benefits to our employees, including executive officers, who are relocated for business reasons. Under this program, we provide relocation assistance, which may include reimbursement for commuting expenses, temporary living expenses, home sale expenses, household goods moving and storage, and cost of living adjustments. In anticipation of the spinoff, Cardinal Health agreed to provide several of our executive officers with relocation benefits under the Cardinal Health relocation policy when they left existing positions with Cardinal Health to join CareFusion. We assumed obligations under this policy in connection with the spinoff, which included obligations to Messrs. Hinrichs, Jain and Leonard. During fiscal 2013, we paid Mr. Jain $1,385 related to these relocation benefits. For more detailed information regarding the relocation benefits provided to our named executive officers, see the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement.

Deferred Compensation Plan. We maintain a non-qualified Deferred Compensation Plan to allow executives to accumulate wealth on a tax-deferred basis and to be competitive in recruiting and retaining executive talent. We do not provide for wealth accumulation for retirement through defined benefit pensions or supplemental executive retirement plans. For Cardinal Health employees who became our employees following the spinoff, including our named executive officers, we assumed the obligations for benefits accrued while they were Cardinal Health employees under the Cardinal Health Deferred Compensation Plan. Our Deferred Compensation Plan permits certain management employees to defer payment and taxation of a portion of salary and bonus and receive an investment return on the deferred amount based on several investment alternatives. In addition, we typically make additional matching and fixed contributions to the deferred balances of employees, including our named executive officers, subject to limits discussed below under the heading “Executive Compensation—Nonqualified Deferred Compensation in Fiscal 2013.” Contributions made by CareFusion with respect to our named executive officers are set forth in the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement.

All other perquisites that we provide to our named executive officers are minimal. During fiscal 2013, Messrs. Gallahue, Jain and Leonard and their spouses participated in our annual sales incentive award trips for high-performing members of our sales team at Company expense. Participation by Messrs. Gallahue, Jain and Leonard was part of their management responsibility and was intended to enhance the overall value and meaningfulness of the sales award trips for our top sales performers. Our named executive officers are also eligible for reimbursement for executive physical examinations, and they participate in programs generally offered to our other employees, including medical insurance, dental insurance, life insurance and long-term disability insurance and our 401(k) Savings Plan. For more detailed information regarding benefits and perquisites provided to our named executive officers, see the “Summary Compensation Table” included in the Executive Compensation section of this Proxy Statement.

Agreements Regarding Executive Compensation

The Compensation Committee reviews and approves, or makes recommendations to the Board to approve, any employment agreements or offer letters with our named executive officers relating to compensation or separation payments. During fiscal 2011, we entered into an employment agreement with Mr. Gallahue when we hired him to become our Chairman and Chief Executive Officer, and we entered into an offer letter with Mr. Hinrichs in connection with his promotion to the position of Chief Financial Officer. These agreements serve to clarify terms of employment and establish baseline compensation and benefits levels, which we believe has helped us to attract, retain and motivate our named executive officers, particularly in the context of the spinoff.

Kieran T. Gallahue. On January 29, 2011, we entered into an employment agreement with Mr. Gallahue with respect to his employment as our Chairman and Chief Executive Officer. The agreement provides for an initial term of three years and will automatically renew thereafter for consecutive one-year terms unless earlier terminated by either party upon 180 days’ advance notice. The agreement provides that, during the term of the agreement, Mr. Gallahue will receive an annual base salary of not less than $1,150,000 and be eligible for a target annual bonus under the MIP of not less than 120% of his annual base salary payable based on performance objectives to be determined by the Compensation Committee. We also paid Mr. Gallahue a cash sign-on bonus of $650,000, which he was required to repay if he had voluntarily terminated his employment for certain reasons prior to January 29, 2012. The agreement also provides that Mr. Gallahue will be eligible to participate in the Company’s employee benefits programs, which include retirement savings, nonqualified deferred compensation, health and welfare, and perquisite programs, and will be given paid vacation, in accordance with plans and policies in effect for other senior executives. We also agreed to reimburse Mr. Gallahue for legal fees and expenses up to $45,000 in connection with his diligence of the Company and the negotiation and execution of the agreement.

Pursuant to the agreement, Mr. Gallahue was granted a sign-on equity award on February 15, 2011 comprised of PSUs based on a grant value of $7.2 million. These PSUs will vest on the third anniversary of the grant date, subject to the Company’s achievement of certain stock price targets after the first year, but prior to the third year from the date of grant and which are maintained for the requisite number of trading days. For additional details regarding these PSUs, see footnote 6 to the table of “Outstanding Equity Awards at Fiscal-Year-End for Fiscal 2013” included in the Executive Compensation section of this Proxy Statement. In addition, to compensate Mr. Gallahue for the forfeiture of the value of equity grants from his previous employer, the agreement provided for the grant of buy-out equity awards comprised of stock options with a value of $5.66 million and RSUs with a value of $10.58 million. The buy-out equity award included RSUs in an amount that was intended to correspond to the intrinsic value of the in-the-money stock options and the value of the RSUs that he would forfeit upon joining CareFusion, and stock options in an amount intended to compensate him for the difference between the accounting fair value and the intrinsic value of forfeited stock options. We granted these stock options and RSUs to Mr. Gallahue on February 15, 2011, which will vest in annual installments of 33 1/3% on each of the first three anniversaries of the grant date, provided that Mr. Gallahue is employed with the Company on the applicable vesting date. The agreement also provided that Mr. Gallahue would be eligible for the annual LTI award in fiscal 2012 and for future annual LTI awards consistent with the Company’s practices for equity grants to management then in effect. In the event we terminate Mr. Gallahue’s employment without cause or Mr. Gallahue terminates his employment for good reason, the buy-out equity awards shall vest, to the extent not then vested, as to the next annual installment; provided that, in the event that such a termination occurs within two years following a “change of control” (as defined in the agreement), the buy-out equity awards shall vest in full. With respect to the PSUs granted as a sign-on equity award, in the event of such a termination prior to the third anniversary of the grant date, all PSUs that would have vested prior to such date based on the achievement of the associated stock price targets will vest; provided that, in the event such a termination occurs within two years following a change of control, and is after the first anniversary but before the third anniversary of the grant date, all PSUs with an associated stock price target at or below the per share consideration in the change of control transaction shall vest in full. Pursuant to the agreement, Mr. Gallahue also agreed to a number of restrictive covenants during the term of the agreement and for a period thereafter. The agreement also establishes the amount of severance payments to be paid in connection with a termination of employment of Mr. Gallahue during the term of the agreement, as discussed below in the Executive Compensation section of this Proxy Statement under the heading “Potential Payments on Termination or Change in Control—Kieran T. Gallahue.”

James F. Hinrichs. On November 29, 2010, we entered into an offer letter with Mr. Hinrichs with respect to his employment as our Chief Financial Officer. The offer letter provides for an initial annual base salary of $515,000 and a target annual bonus under the MIP of 80% of his annual base salary. In addition, pursuant to the offer letter, Mr. Hinrichs was granted a sign-on equity award comprised of stock options with a value of $1.5 million. We granted these stock options to Mr. Hinrichs on December 15, 2010, with vesting in annual installments of 33 1/3% on each of the first three anniversaries of the grant date, provided that Mr. Hinrichs is employed with the Company on the applicable vesting date. The offer letter also provided that Mr. Hinrichs would be eligible for an annual LTI award in fiscal 2012, and the target expected value would be 450% of his base salary. The letter also provided for additional vesting in the event of certain terminations of employment on or before July 29, 2012. The offer letter also establishes the amount of severance payments to be paid in connection with a termination of employment of Mr. Hinrichs during the term of the agreement, as discussed below in the Executive Compensation section of this Proxy Statement under the heading “Potential Payments on Termination or Change in Control—James F. Hinrichs.”

Severance Benefits and Payments Upon a Change in Control

For our named executive officers with employment agreements or offer letters, severance and change in control benefits are generally included in these agreements, as discussed above. For our named executive officers who are not covered by specific agreements or arrangements, we maintain Executive Severance Guidelines, which establish indicative amounts of severance payments and benefits payable to executives in connection with a termination of employment by the Company without cause or by an executive for good reason, and an Executive Change in Control Severance Plan, which provides for severance payments and benefits to executives who experience an eligible termination within 24 months following a change in control of the Company. In addition, our standard forms of equity grant agreements now include “double-trigger” vesting, which provide that vesting (and exercisability in the case of stock options) would be accelerated if the recipient’s employment is terminated by the Company other than for “cause” or by the recipient for “good reason,” in either case within two years following a change of control of the Company. You can find additional information regarding severance payments and benefits, as well as a tabular summary of these benefits, below in the Executive Compensation section of this Proxy Statement under the heading “Potential Payments on Termination or Change in Control.”

The Executive Severance Guidelines are considered by the Compensation Committee in providing severance payments and benefits to certain executive-level employees in the event of a termination of employment by the Company without “cause” or by the executive for “good reason.” The Executive Severance Guidelines are intended to establish an indicative amount of severance, and actual payments and benefits may be higher or lower than as recommended in the Executive Severance Guidelines, as determined in the sole discretion of the Compensation Committee. In June 2012, the Compensation Committee approved the amendment and restatement of our Executive Severance Guidelines, effective July 1, 2012. The amendment and restatement of the Executive Severance Guidelines was intended to reduce the number of executives subject to the guidelines and reduce the amount of severance payable under the guidelines. The Executive Severance Guidelines now provide for guideline cash severance payments to eligible executives in an amount equal to one year of their base salary plus a potential additional payment in an amount up to the average of the prior two years’ annual cash incentive awards under the MIP. The Executive Severance Guidelines also allow for health benefits continuation and outplacement services for a period of one year. All payments and benefits actually provided under the Executive Severance Guidelines are conditioned upon the receipt by the Company of a waiver and release of claims.

The Executive Change in Control Severance Plan (the “CIC Plan”) provides for benefits to our named executive officers in connection with a change in control of the Company. The purpose of the CIC Plan is to establish severance benefits for key executives in the event of a change in control, so they will continue to serve and provide objective advice and counsel to the Company and contribute meaningfully to change in control transactions that are in the best interests of the Company’s stockholders. In June 2012, the Compensation Committee approved the amendment and restatement of the CIC Plan, effective July 1, 2012. The amendment and restatement of the CIC Plan was intended to reduce the number of executives subject to the plan, provide additional clarity around various provisions, and reduce the amount of severance payable under the plan. Under the amended and restated CIC Plan, upon an involuntary termination without cause or a voluntary termination for good reason within 24 months following a change in control, executives at or above the level of executive vice president will receive cash severance equal to two times their annual base salary and target annual bonus; executives at the level of senior vice president will receive cash severance equal to 1.5 times their annual base salary and target annual bonus; and certain executives at the level of vice president will receive cash severance equal to one times their annual base salary and target annual bonus. The CIC Plan does not provide for tax gross-up payments relating to the payment of any excise tax on the extent to which an executive’s severance constitutes excess parachute payments under Sections 4999 and 280G of the Tax Code. However, the CIC Plan does provide for a “cutback,” so that to the extent severance payments to an executive under the CIC Plan would trigger the excise tax, payments will be reduced to the extent necessary to prevent any portion of the payments from becoming nondeductible by us under Section 280G of the Tax Code or subject to the excise tax imposed under Section 4999 of the Tax Code, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit the executive would receive if no reduction was made.

In addition, our named executive officers will receive accelerated vesting of their LTI awards in connection with a change in control. Historically, our standard forms of agreements for equity awards granted under the LTIP contained a “single-trigger” vesting provision, meaning they will vest in full upon a change in control. Single-trigger treatment of equity awards can ensure that ongoing employees are treated the same as terminated employees with respect to outstanding equity awards. In addition, single-trigger equity awards can assist in retaining key employees in the face of a potential change of control by providing a benefit if they remain with the Company through the date of the change of control. Our Compensation Committee recognizes that equity awards with a “double-trigger” vesting provision, meaning they will vest in full only if there is a change in control and an award recipient’s employment is terminated, can be a valuable retention tool. Such provisions can help ensure that executives remain with the Company before, during, and after a change in control, which can help protect the interests of the Company’s stockholders, but which can also provide value to an acquirer. In fiscal 2011, we granted Mr. Gallahue sign-on and buy-out equity awards that included a double-trigger vesting provision as discussed above under “Agreements Regarding Executive Compensation—Kieran T. Gallahue.” In June 2012, the Compensation Committee approved new forms of LTI agreements for equity grants to all employees, including our named executive officers, which replace the existing single-trigger vesting provision with double-trigger vesting. Under these new agreements, the vesting of the awards (and exercisability in the case of stock options) will be accelerated only if the recipient’s employment is terminated by the Company other than for “cause” or by the recipient for “good reason,” in either case within two years following the “change of control” (as such terms are defined in the amended agreements for the awards). The terms of these new agreements applied to the annual LTI award in August 2012 and 2013, and are expected to be used for future LTI awards.

Compensation Determinations for Fiscal 2014

In August 2013, our Compensation Committee considered the compensation of our named executive officers for fiscal 2014. In determining base salaries, the Compensation Committee took into account market data and the Company’s budget for annual base salary increases for its workforce generally, as well as individual performance, and determined to increase the annual base salaries of our named executive officers from fiscal 2013 levels by between 3% and 4%. MIP targets as a percentage of base salary for these officers were not changed. The following table sets forth the determinations of our Compensation Committee with respect to our named executive officers for fiscal 2014 base salaries and fiscal 2014 MIP targets:

		Annual Base Salary Rate			Fiscal 2014 MIP Target
Name	Position	Fiscal 2013	Fiscal 2014	Percent Change	Percentage of Base Salary Rate	Total Award Value
Kieran T. Gallahue	Chairman and CEO	$1,150,000	$1,200,000	4%	125%	$1,500,000
James F. Hinrichs	Chief Financial Officer	$546,364	$562,754	3%	80%	$450,203
Thomas J. Leonard	President, Medical Systems	$483,890	$498,000	3%	80%	$398,400
Vivek Jain	President, Procedural Solutions	$478,950	$498,000	4%	80%	$398,400
Joan B. Stafslien	EVP, General Counsel, Chief Compliance Officer and Secretary	$481,268	$495,706	3%	70%	$346,994

In August 2013, our Compensation Committee also approved the fiscal 2014 annual LTI award, which included equity-based awards for our named executive officers. Consistent with the prior year, the Compensation Committee determined to include stock options, RSUs and PSUs as part of the fiscal 2014 annual LTI award, with the stock options and RSUs subject to three-year vesting as to 33 1/3% of the shares subject to the award on each of the first three anniversaries of the grant date. The PSUs will be earned based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period beginning July 1, 2013 and ending June 30, 2016. For the fiscal 2014 annual LTI award, the Compensation Committee established a performance goal for the PSUs based on the same financial metric used for PSUs granted in fiscal 2013, namely the Company’s ability to grow its adjusted earnings per share. Consistent with fiscal 2013, the fiscal 2014 annual LTI awards granted to our named executive officers were comprised of stock options, RSUs and PSUs, allocated 50%, 25% and 25%, respectively, of the total award values.

The following table sets forth the determinations of our Compensation Committee in August 2013 with respect to our named executive officers for the fiscal 2014 annual LTI award:

Name	Position	Total LTI Target Award Value ($)	Stock Options[1] (# shares)	RSUs[1] (# shares)	PSUs[1,2] (# shares)
Kieran T. Gallahue	Chairman and CEO	$7,800,000	399,645	53,912	53,912
James F. Hinrichs	Chief Financial Officer	$2,532,393	129,751	17,503	17,503
Thomas J. Leonard	President, Medical Systems	$1,618,500	82,926	11,187	11,187
Vivek Jain	President, Procedural Solutions	$1,618,500	82,926	11,187	11,187
Joan B. Stafslien	EVP, General Counsel, Chief Compliance Officer and Secretary	$1,239,265	63,496	8,566	8,566

[1]

The fiscal 2014 annual LTI award was granted on August 15, 2013 pursuant to the LTIP. Stock options and RSUs vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. These stock options have an exercise price of $36.17, the closing price of our common stock on the NYSE on the date of grant, and have a term of seven years. These RSUs are designed to be performance-based compensation under the Tax Code and to be fully tax deductible, and they include a performance condition of $313 million of EBIT, which has to be satisfied before the RSUs will vest. The 2014 annual LTI award amounts are based on the total award value, allocated to stock options, RSUs and PSUs, as discussed above. The share amounts for stock options were determined by dividing the award value allocated to stock options by the grant date fair value associated with an option to purchase our common stock using a Black-Scholes-Merton valuation model. The share amounts for RSUs and PSUs were determined by dividing the award values allocated to RSUs and PSUs by $36.17, the closing price of our common stock on the NYSE on the date of grant.

[2]

Reflects target number of shares subject to PSUs, assuming all performance goals and other requirements are met. As discussed above, the PSUs will be earned from 0%—200% of target based on the achievement of performance goals related to the Company’s ability to grow its earnings per share, with payment in shares following the conclusion of the three-year performance period.

Policies, Guidelines and Practices Related to Executive Compensation

Stock Ownership Guidelines. To more closely align our executive officers’ and directors’ interests with the interests of our stockholders, we maintain a set of stock ownership guidelines that require:

•	our Chief Executive Officer to accumulate and hold a number of shares of common stock valued at five times his base salary within five years after becoming an officer;

•	our other executive officers to accumulate and hold a number of shares of common stock valued at three times their base salaries within five years after becoming an officer; and

•	our directors to accumulate and hold a number of shares of common stock valued at five times the annual cash retainer within five years after joining our Board.

In addition to direct holdings, shares owned jointly or separately from a spouse and/or children, shares held in trust, shares subject to deferred delivery, and unvested RSUs are also counted for purposes of the stock ownership guidelines. As of June 30, 2013, all of our non-employee directors held shares valued in excess of five times the annual cash retainer. As Messrs. Leonard and Jain and Ms. Stafslien were executive officers at the time of the spinoff in 2009, each will need to meet their required ownership amounts in 2014. Messrs. Hinrichs and Gallahue will be required to meet their required ownership amounts in 2015 and 2016, respectively, based on when they became Chief Financial Officer and Chief Executive Officer, as discussed above. As of September 3, 2013, Mr. Gallahue held shares of common stock with a value greater than five times his current base salary and each of our other named executive officers held shares of common stock with a value greater than three times their current base salaries.

Potential Impact on Compensation from Executive Misconduct. Under the LTIP and MIP, we have the authority to require repayment, or subject outstanding awards to forfeiture, in certain instances of executive officer misconduct. Under the LTIP and MIP, we can seek recovery when a payment was based on the achievement of financial results that were subsequently restated if the executive officer engaged in misconduct that caused or contributed to the need for the restatement of previously filed financial statements.

Under our standard form of stock option agreement, an unexercised option is forfeited if the holder has engaged in specified conduct, as described below, while employed by us or for a period of three years following termination of employment, and we may require the holder to repay the gross option gain realized from the exercise of the options exercised within three years prior to such conduct. Under our standard form of RSU agreement, unvested RSUs and deferred RSUs that vested within the look-back period (three years) of the RSU agreement are forfeited if the holder has engaged in specified conduct, described below, while employed by us or for three years after termination of employment. Moreover, we may require the holder to repay the value of the RSUs settled within three years prior to such conduct. The specified conduct includes:

•	disclosure or use of confidential information;

•	violation of our policies;

•	solicitation of business or our employees;

•	disparagement;

•	breach of any provision of an employment agreement or severance agreement; and

•	competitive actions (during employment and for a period of 12 months following termination of employment).

We may also terminate all vested stock options if the executive’s employment is terminated for cause. We may also seek damages for breach of contract or seek other equitable relief.

Equity Grant Practices. Our fiscal year ends on June 30, and we expect to grant an annual LTI award to eligible employees, including our named executive officers, on or about August 15 of each year. In the event of grants related to new hires, promotions, or other off-cycle awards, the grants are made on the 15th day of the month or the first business day to follow the 15th day of the month.

Policy on Stock Hedging, Pledging and Margin Activities. Our policy on buying and selling stock and securities prohibits hedging transactions by Company employees. Under the policy, all short-term, speculative or hedging transactions in CareFusion securities are now prohibited by all employees. In addition, the policy specifically prohibits the use of CareFusion securities for pledging and margin activities.

Tax and Accounting Matters

Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to certain named executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our LTIP and MIP are also structured generally to allow for the payment of performance-based compensation meeting those requirements and, as such, to be fully deductible. In order to preserve the deductibility under Section 162(m) of the Tax Code of the compensation payable under our MIP and LTIP, we obtained stockholder approval of these plans at our November 3, 2010, annual meeting of stockholders to satisfy the requirements of Section 162(m) of the Tax Code. It is the Compensation Committee’s general policy to endeavor to minimize the adverse effect of Section 162(m) of the Tax Code on the deductibility of compensation expense; however, the Compensation Committee maintains flexibility in compensating executive officers in a manner designed to promote varying company goals.

The Compensation Committee also considers the impact of Section 409A of the Tax Code, and the compensation plans, programs and agreements are, in general, designed to be exempt from or comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Submitted by the Human Resources and Compensation Committee of the Board of Directors:

Gregory T. Lucier, Chair

Michael D. O’Halleran

Robert F. Friel

EXECUTIVE COMPENSATION

The following tables contain compensation information for our named executive officers for the fiscal year ended June 30, 2013. The information included in the tables below should be read in conjunction with the Compensation Discussion and Analysis, which can be found on page 39 of this Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards[1]		Option Awards[2]		Non- Equity Incentive Plan Compen- sation[3]	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compen- sation[4]	Total
Kieran T. Gallahue Chairman and CEO	2013	$1,150,000	$—		$3,750,010		$3,749,997		$948,750	$—	$29,391	$9,628,149
	2012	$1,150,000	$—		$3,750,010		$3,749,630		$1,282,969	$—	$34,003	$9,966,612
	2011	$482,188	$650,000	[5]	$17,780,007	[6]	$5,660,003	[6]	$578,466	$—	$72,193	$25,222,857

James F. Hinrichs Chief Financial Officer	2013	$543,915	$—		$1,229,340		$1,229,320		$288,480	$—	$24,246	$3,315,301
	2012	$528,073	$—		$1,193,499		$1,193,393		$360,706	$—	$35,320	$3,310,991
	2011	$447,736	$—		$354,889		$1,855,068	[7]	$305,362	$—	$51,647	$3,014,702

Thomas J. Leonard President, Medical Systems	2013	$479,676	$—		$725,848		$725,837		$229,945	$—	$22,654	$2,183,960
	2012	$450,115	$—		$570,601		$570,566		$372,504	$—	$41,738	$2,005,524
	2011	$412,750	$—		$245,418		$490,854		$469,352	$—	$33,846	$1,652,220

Vivek Jain President, Procedural Solutions	2013	$478,950	$—		$658,552		$658,557		$316,107	$—	$17,287	$2,129,453
	2012	$476,804	$—		$598,666		$598,630		$260,549	$—	$53,820	$1,988,469
	2011	$471,058	$—		$264,371		$528,771		$179,001	$—	$115,200	$1,558,401

Joan Stafslien	2013	$477,742	$—		$541,426		$541,423		$222,346	$—	$11,516	$1,794,453
EVP, General Counsel, Chief Compliance Officer and Secretary	2012	$456,296	$—		$515,647		$515,592		$272,718	$—	$28,085	$1,788,338

[1]	Stock awards consist of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Amounts shown reflect grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (without regard to estimates of forfeitures related to service-based vesting), rather than an amount paid to or realized by the named executive officer. RSU and PSU awards were valued as of the grant date by multiplying the closing price of the common stock on the NYSE on that date by the number of shares subject to the awards. PSUs are displayed assuming performance goals are achieved and PSUs are paid out in shares at the target amount. For fiscal 2013, the following amounts represent the target PSU value included in the table by individual: Mr. Gallahue: $1,875,005; Mr. Hinrichs: $614,670; Mr. Leonard: $362,924; Mr. Jain: $329,276; and Ms. Stafslien: $270,713. The actual payout amount of the PSUs will vary between 0%—200% of the target number of shares of common stock based on performance relative to the pre-established target (see “Grants of Plan-Based Awards for Fiscal 2013” table below).
[2]	Amounts shown reflect grant date fair value computed in accordance with ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting), rather than an amount paid to or realized by the named executive officer. The stock option awards were valued as of the grant date by multiplying the closing price of the common stock on the NYSE on that date by the number of shares subject to the awards, and applying a Black-Scholes-Merton value. All options have a term of seven years. For a discussion of the calculation of the award value of these stock options, including assumptions and methodologies to value these stock options, please see Note 18—Share-Based Compensation to the Company’s financial statements included with the Company’s Annual Report on Form 10-K, filed with the SEC on August 9, 2013.
[3]	Amounts represent payments under the CareFusion Corporation Management Incentive Plan (the “MIP”).
[4]	The elements of compensation included in “All Other Compensation” for fiscal 2013 are set forth in the table below.
[5]	Reflects cash sign-on bonus paid to Mr. Gallahue in connection with his hiring as our Chief Executive Officer in January 2011. For more information, see discussion above in the Compensation Discussion and Analysis under the heading “Agreements Regarding Executive Compensation—Kieran T. Gallahue.”
[6]	Reflects sign-on equity award comprised of PSUs based on a grant value of $7.2 million and buy-out equity awards comprised of stock options and RSUs with a value of $5.66 million and $10.58 million, respectively. These awards were granted on February 15, 2011 in connection with the hiring of Mr. Gallahue as our Chief Executive Officer. For more information, see discussion above in the Compensation Discussion and Analysis under the heading “Agreements Regarding Executive Compensation—Kieran T. Gallahue.” The stock options and RSUs were granted with respect to 633,110 and 380,029 shares, respectively. The PSUs were granted with respect to 450,094 shares that were issued in five separate tranches, which vest based on the achievement of closing stock price targets (see “Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013” table below). The aggregate fair value of the PSUs was $7.2 million, with the number of shares subject to each tranche of the PSUs determined utilizing a Monte Carlo valuation model. For a discussion of the calculation of the fair value of these PSUs, including assumptions and methodologies to value these PSUs, please see Note 18—Share-Based Compensation to the Company’s financial statements included with the Company’s Annual Report on Form 10-K, filed with the SEC on August 9, 2013.
[7]	Includes sign-on equity award comprised of stock options with a grant value of $1.5 million, granted with respect to 192,574 shares. This award was granted on December 15, 2010 in connection with the hiring of Mr. Hinrichs as our Chief Financial Officer. For more information, see discussion above in the Compensation Discussion and Analysis under the heading “Agreements Regarding Executive Compensation—James F. Hinrichs.”

The amounts shown for “All Other Compensation” for fiscal 2013 include (1) contributions to the named executive’s account under the CareFusion 401(k) Savings Plan; (2) contributions to the named executive’s account under the CareFusion Deferred Compensation Plan; (3) perquisites and other personal benefits; (4) tax reimbursements; and (5) relocation payments and benefits in the following amounts:

Name	401(k) Plan Contributions	Deferred Compensation Plan Contributions	Perquisites and Other Personal Benefits[1]		Tax Reimbursements	Relocation[2]	Total
Kieran T. Gallahue	$10,177	$4,000	$15,214	[3,4]	$—	$—	$29,391
James F. Hinrichs	$9,457	$5,342	$9,447		$—	$—	$24,246
Thomas J. Leonard	$11,090	$3,354	$8,210	[3]	$—	$—	$22,654
Vivek Jain	$10,036	$1,147	$4,719	[3]	$—	$1,385	$17,287
Joan B. Stafslien	$11,516	$—	$—		$—	$—	$11,516

[1]

The incremental cost of all perquisites and personal benefits is their actual cost, except for personal use of corporate aircraft. We own and operate our own aircraft, which is used to facilitate business travel of senior executives in as safe a manner as possible and with the best use of their time. Incremental cost is variable operating cost, which includes fuel per flight hour, “deadhead” flights (i.e., empty flights to and from the Company’s hangar or any other location), engine reserves per flight hour (engine reserves are an accrued expense for future maintenance on the aircraft engines), average repair and maintenance costs, travel expenses for flight crew and temporary pilot costs, and actual per flight hangar and parking ramp fees, landing fees, catering and miscellaneous handling charges for flights that actually transport executives, as well as any applicable federal excise tax. Fixed costs, such as flight crew salaries, wages and other employment costs, employee seminars and training, depreciation, building/hangar rent, aircraft lease expense, utilities, general liability insurance and other insurance costs, are not included in the calculation of incremental cost because we incur these expenses regardless of the personal use of the corporate aircraft by the executives. No tax reimbursements are provided to any of our executives for taxes on income attributed to their personal use or immediate family members’ personal use of our corporate aircraft. Amounts associated with personal use of our personal aircraft in fiscal 2013 were as follows: Mr. Gallahue: $5,782; and Mr. Hinrichs: $9,447.

[2]

We maintain a relocation program for certain employees, including executive officers, who are relocated for business reasons. Under this program, we provide relocation assistance, which may include reimbursement for commuting expenses, temporary living expenses, home sale expenses, household goods moving and storage, and cost of living adjustments. During fiscal 2013, we provided relocation benefits to Mr. Jain, who relocated to San Diego, CA in 2008. The amounts included in the “Relocation” column reflect the fiscal 2013 relocation benefits for Mr. Jain.

[3]

During fiscal 2013, Messrs. Gallahue, Jain and Leonard and their spouses participated in our sales incentive award trips for high-performing members of our sales team at Company expense. Participation by Messrs. Gallahue, Jain and Leonard was part of their management responsibility and was intended to enhance the overall value and meaningfulness of the sales incentive award trips. Messrs. Gallahue, Jain and Leonard and their spouses participated in meetings and facilitated discussions during these trips regarding our business, products, culture, vision and strategy. Amounts included in the “Perquisites and Other Personal Benefits” column represent the incremental cost to us of meals, entertainment and other expenses for Messrs. Gallahue, Jain and Leonard and their spouses incurred between meetings and outside the business scope of the trips. Tax reimbursements were not provided to Messrs. Gallahue, Jain or Leonard with respect to the imputed income associated with the sales incentive award trips.

[4]

Our named executive officers are eligible for an annual reimbursement of up to $2,500 for executive physical examinations. Amounts associated with executive physicals in fiscal 2013 were as follows: Mr. Gallahue: $2,500.

Employment Agreements and Other Compensation Arrangements

We entered into an employment agreement with Mr. Gallahue in January 2011 related to his employment as our Chairman and Chief Executive Officer, and we entered into an offer letter with Mr. Hinrichs in November 2010 in connection with his promotion to the position of Chief Financial Officer. These agreements are discussed in the Compensation Discussion and Analysis under the heading “Agreements Regarding Executive Compensation.”

Grants of Plan-Based Awards for Fiscal 2013

The following table supplements the Summary Compensation Table by providing additional information about plan-based compensation for fiscal 2013:

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Potential Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of CareFusion Stock or Units[3]	All Other Option Awards: Number of Securities Underlying CareFusion Options[4]	Exercise or Base Price of Option Awards[5]	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kieran T. Gallahue
MIP	7/1/2012	$0	$1,437,500	$2,875,000
Stock Options	8/15/2012								478,392	$26.79	$3,749,997
RSUs	8/15/2012							69,989			$1,875,005
PSUs	8/15/2012				0	69,989	139,978				$1,875,005

James F. Hinrichs
MIP	7/1/2012	$0	$437,091	$874,182
Stock Options	8/15/2012								156,826	$26.79	$1,229,320
RSUs	8/15/2012							22,944			$614,670
PSUs	8/15/2012				0	22,944	45,888				$614,670

Thomas J. Leonard
MIP	7/1/2012	$0	$387,112	$774,224
Stock Options	8/15/2012								92,596	$26.79	$725,837
RSUs	8/15/2012							13,547			$362,924
PSUs	8/15/2012				0	13,547	27,094				$362,924

Vivek Jain
MIP	7/1/2012	$0	$383,160	$766,320
Stock Options	8/15/2012								84,013	$26.79	$658,557
RSUs	8/15/2012							12,291			$329,276
PSUs	8/15/2012				0	12,291	24,582				$329,276

Joan B. Stafslien
MIP	7/1/2012	$0	$336,887	$673,774
Stock Options	8/15/2012								69,070	$26.79	$541,423
RSUs	8/15/2012							10,105			$270,713
PSUs	8/15/2012				0	10,105	20,210				$270,713

[1]

This information relates to award opportunities granted during fiscal 2013 under the MIP with respect to fiscal 2013 performance. The threshold, target and maximum potential payout amounts reflect 0%, 100% and 200% of target, respectively, based on achievement of Company-wide financial performance goals. As discussed in the Compensation Discussion and Analysis, MIP payouts may be increased or decreased at the discretion of the Compensation Committee based on individual performance using a multiplier of between 0%—150%, provided that no MIP payment shall exceed 200% of an executive officer’s MIP target. MIP award payouts to our named executive officers are designed to be performance-based compensation under the Tax Code and to be tax deductible in accordance with Section 162(m) of the Tax Code. For fiscal 2013, our Compensation Committee established an overall Company performance criterion of $313 million of EBIT, which had to be satisfied before any payout could be made to our named executive officers under the MIP. For fiscal 2013, the Compensation Committee established a MIP framework whereby, if this performance criterion was met, each of our named executive officers could be awarded a MIP bonus up to 200% of his or her MIP target, subject to the Compensation Committee’s discretion to award bonuses in lesser amounts. For fiscal 2013, the Company generated EBIT in excess of the threshold, and the Compensation Committee exercised its discretion to approve MIP payouts less than 200% based on the performance factors discussed in the Compensation Discussion and Analysis under the heading “Compensation Determinations—Annual Cash Incentive Awards.”

[2]

PSUs granted during the fiscal year under the LTIP are subject to the satisfaction of performance criteria during the three-year performance period beginning on July 1, 2012 and ending on June 30, 2015. Our Compensation Committee established performance goals for the PSUs based on the achievement of the Compounded Annual Growth Rate (“CAGR”) of fully diluted, adjusted earnings per share. The payout amount of the PSUs will vary between 0%—200% of the target number of shares of common stock based on performance relative to the target established for CAGR during the performance period. If the performance target is achieved, these awards will “cliff-vest” on the third anniversary of the grant date. If the Company does not meet the minimum target, then the PSUs will not vest and no shares will be delivered to the executive officer. The grant date fair value of the PSUs is based on the closing price of CareFusion common stock on the NYSE on the grant date.

[3]

All stock awards are RSUs granted during the fiscal year under the LTIP. RSUs granted on August 15, 2012, as part of the fiscal 2013 annual LTI award are structured to allow for the deduction of the RSU award value in accordance with Section 162(m) of the Tax Code. For the RSUs granted to our named executive officers as part of the fiscal 2013 annual LTI award, our Compensation Committee established a performance condition of $313 million of EBIT, which had to be satisfied before the RSUs would vest. For fiscal 2013, the Company generated EBIT in excess of the threshold. Since the performance condition has been satisfied, the RSUs will vest as to 33 1/3% of the shares subject to the award on each of the first three anniversaries of the grant date.

[4]

All stock option awards are nonqualified stock options granted during the fiscal year under the LTIP, and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. All stock options have a term of seven years.

[5]	Options have an exercise price equal to the closing price of CareFusion common stock on the NYSE on the grant date.

Compensation Plans

Management Incentive Plan. In connection with the spinoff, the Compensation Committee adopted the MIP, which provides for cash incentive awards to eligible employees, including our named executive officers. Effective July 1, 2010, we amended and restated the MIP, which was approved by our stockholders in November 2010. The MIP is intended to advance the interests of the Company and its stockholders by providing our executive officers and other key employees with an annual bonus incentive to achieve strategic objectives of the Company and its subsidiaries; focus our executive officers and other key employees on measures that drive superior financial and management performance and value creation; provide compensation opportunities that are externally competitive and internally consistent with the Company’s strategic objectives and total rewards strategy; and provide bonus opportunities that reward our executive officers and other employees who are in positions to make significant contributions to the overall success of the Company. For a discussion of our fiscal 2013 MIP performance goals, our performance relative to our goals and our determinations of MIP payouts for fiscal 2013, please see page 47 of this Proxy Statement under the heading “Compensation Discussion and Analysis—Compensation Determinations—Annual Cash Incentive Awards.”

Long-Term Incentive Plan. Prior to the spinoff, Cardinal Health, in its capacity as our sole stockholder, approved the LTIP. The LTIP was approved by our stockholders in November 2010. The LTIP permits the issuance of long-term incentive awards to our employees, directors and employees of our subsidiaries to encourage alignment with stockholders’ interest and share in the Company’s success. Awards under the LTIP may be made in the form of stock options, restricted stock, RSUs, performance cash, PSUs and other equity-based awards. The LTIP is also intended to assist the Company in attracting and retaining individuals in key and critical positions. As set forth in the “Grants of Plan-Based Awards for Fiscal 2013” table above, during fiscal 2013 we granted stock options, RSUs, and PSUs to our named executive officers. For a discussion of the LTIP and the types of awards granted in fiscal 2013 pursuant to the LTIP, please see page 49 of this Proxy Statement under the heading “Compensation Discussion and Analysis—Compensation Determinations—Long-Term Equity-Based Incentive Awards.”

In addition, the LTIP provides for the grant of replacement awards in accordance with the terms of the employee matters agreement entered into with Cardinal Health in connection with the spinoff. The employee matters agreement addressed, among other things, the mechanism for the conversion and adjustment of equity awards (including stock options, stock appreciation rights and RSUs) in connection with the spinoff into replacement awards based on Cardinal Health common shares and/or our common stock, as applicable. For purposes of the vesting of the replacement awards, continued employment or service with Cardinal Health, or with us, will be treated as continued employment for purposes of both Cardinal Health’s and our equity awards. The adjusted Cardinal Health stock options and RSUs and the replacement awards that a holder received in connection with the spinoff were subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable prior to the spinoff. Our named executive officers who were employees of Cardinal Health received replacement awards with respect to their outstanding Cardinal Health equity-based awards, which are reflected in the “Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013” table below.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013

The following table shows the number of CareFusion shares underlying exercisable and unexercisable stock options and unvested RSUs and PSUs held by our named executive officers on June 30, 2013:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Kieran T. Gallahue	422,073	211,037	[2]	$27.84		2/15/2018
	167,768	335,538	[3]	$25.56		8/15/2018
	—	478,392	4,*	$26.79		8/15/2019
	—	—		—		—	245,571	5,*	$9,049,291	593,440	6,7,*	$21,868,264
James F. Hinrichs	1,069	—		$17.77	[8]	8/15/2013
	1,069	—		$17.77	[8]	3/15/2014
	830	—		$17.77	[8]	8/15/2014
	7,367	—		$25.09		8/23/2014
	18,078	—		$31.90		8/15/2015
	63,764	—		$20.71		9/15/2016
	33,753	16,877	[9]	$22.59		8/16/2017
	128,382	64,192	[10]	$24.41		12/15/2017
	53,395	106,792	[3]	$25.56		8/15/2018
	—	156,826	4,*	$26.79		8/15/2019
	—	—		—		—	43,746	5,*	$1,612,040	46,291	7,*	$1,705,823
Thomas J. Leonard	8,798	—		$29.25		7/15/2015
	10,923	—		$31.90		8/15/2015
	59,141	—		$20.71		9/15/2016
	46,681	23,341	[9]	$22.59		8/16/2017
	25,528	51,058	[3]	$25.56		8/15/2018
	—	92,596	4,*	$26.79		8/15/2019
	—	—		—		—	24,611	5,*	$906,915	24,709	7,*	$910,527
Vivek Jain	6,876	—		$17.77	[8]	9/17/2014
	28,160	—		$31.90		8/15/2015
	75,798	—		$20.71		9/15/2016
	50,287	25,144	[9]	$22.59		8/16/2017
	26,784	53,569	[3]	$25.56		8/15/2018
	—	84,013	4,*	$26.79		8/15/2019
	—	—		—		—	24,000	5,*	$884,400	24,002	7,*	$884,474
Joan B. Stafslien	10,213	—		$31.90		8/15/2015
	23,633	—		$20.71		9/15/2016
	50,010	25,006	[9]	$22.59		8/16/2017
	23,069	46,138	[3]	$25.56		8/15/2018
	—	69,070	4,*	$26.79		8/15/2019
	—	—		—		—	20,710	5,*	$763,164	20,192	7,*	$744,075

*	Indicates equity awards that are reported in the “Grants of Plan-Based Awards for Fiscal 2013” table.
[1]	The market value is equal to the product of $36.85, the closing price of CareFusion’s common stock on the NYSE on June 28, 2013, and the number of unvested CareFusion RSUs or PSUs, as applicable.
[2]

These awards were granted to Mr. Gallahue on February 15, 2011, and vest over a period of three years, with 33 1/3% of the shares subject to each award vesting on each of the first three anniversaries of the grant date.

[3]

These awards were granted to our named executive officers on August 15, 2011. Stock options vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

[4]

These awards were granted to our named executive officers on August 15, 2012. Stock options vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

[5]

Reflects RSUs granted in fiscal 2011 and/or 2012 that have not yet vested. Includes RSUs that are also reported in the “Grants of Plan Based Awards for Fiscal 2013” table as follows: Mr. Gallahue (69,989), Mr. Hinrichs (22,944), Mr. Leonard (13,547), Mr. Jain (12,291) and Ms. Stafslien (10,105). The RSUs granted in fiscal 2013 included a performance condition of $313 million of EBIT, which had to be satisfied before the RSUs would vest. For fiscal 2013, the Company generated EBIT in excess of the threshold. Since the performance condition has been satisfied, the RSUs will vest as to 33 1/3% of the shares subject to the award on each of the first three anniversaries of the grant date. See “Grants of Plan Based Awards for Fiscal 2013.”

[6]

Includes 450,094 PSUs granted to Mr. Gallahue on February 15, 2011. This award has been issued in five separate tranches, and each tranche will vest on February 15, 2014, subject to: (1) CareFusion common stock meeting a specific closing price target for such tranche on a date that is after the 12 month anniversary of the grant date (a “Trigger Date”), (2) the achievement of an average closing price target for such tranche during the period that includes the Trigger Date and the immediately following 19 trading days, and (3) Mr. Gallahue remaining in continuous service with CareFusion through February 15, 2014. The number of shares subject to each tranche and the associated closing price target are as follows: Tranche 1 (85,833 shares, $30.00 target); Tranche 2 (80,432 shares, $35.00 target); Tranche 3 (80,432 shares, $40.00 target); Tranche 4 (92,179 shares, $45.00 target); Tranche 5 (111,218 shares, $50.00 target). As of June 30, 2013, the closing price target had been met for Tranche 1 and Tranche 2. Also includes 73,357 PSUs granted to Mr. Gallahue on August 15, 2011 and 69,989 PSU granted on August 15, 2012, as further discussed in footnote 7 below.

[7]

Reflects PSUs granted to our named executive officers (i) on August 15, 2011, which are subject to the satisfaction of performance criteria during the three-year performance period beginning on July 1, 2011 and ending on June 30, 2014, and (ii) on August 15, 2011, which are subject to the satisfaction of performance criteria during the three-year performance period beginning on July 1, 2012 and ending on June 30, 2015. Our Compensation Committee established performance goals for the PSUs based on the achievement of the compounded annual growth rate (“CAGR”) of fully diluted, adjusted earnings per share. The payout amount of the PSUs will vary between 0%—200% of the target number of shares of common stock based on performance relative to the target established for CAGR during the performance period.

[8]

These stock options were received in connection with Cardinal Health’s voluntary stock option exchange program, which was approved by its shareholders on June 23, 2009. This program, which was conducted prior to the spinoff, but during our fiscal 2010, allowed participants to exchange Cardinal Health stock options with exercise prices substantially above the then current grant price for a lesser number of Cardinal Health stock options with a lower exercise price. Pursuant to this program, options to purchase shares of Cardinal Health were surrendered in exchange for new stock options to purchase shares of Cardinal Health, which were granted on July 20, 2009. In connection with the spinoff, these new Cardinal Health stock options converted into options to purchase shares of CareFusion common stock, each with an exercise price of $17.77 per share.

[9]

These stock options were granted on August 16, 2010, and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

[10]

These stock options were granted on December 15, 2010, and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

Option Exercises and Stock Vested for Fiscal 2013

The following table shows stock options exercised and RSUs and PSUs that vested during the fiscal year ended June 30, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting[1]
Kieran T. Gallahue	—	$—	151,128	$4,594,781
James F. Hinrichs	703	$6,109	31,299	$857,282
Thomas J. Leonard	—	$—	23,236	$639,128
Vivek Jain	—	$—	28,175	$776,215
Joan B. Stafslien	49,167	$667,475	24,344	$670,139

[1]

Under the terms of the LTIP, we calculate value realized on vesting using the closing price of our common stock on the NYSE on the day prior to the vesting date. The amounts set forth above reflect the value calculated by multiplying this closing price by the number of shares acquired on the vesting date before withholding taxes.

Nonqualified Deferred Compensation in Fiscal 2013

We maintain a nonqualified Deferred Compensation Plan, (the “DCP”), which is further described below. The following table provides information regarding the participation of our named executive officers in the DCP:

Name	Executive Contributions in Last FY1	Registrant Contribution in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Kieran T. Gallahue	$86,250	$4,000	$(916)	$—	$250,944
James F. Hinrichs	$45,201	$5,342	$69,201	$—	$477,752
Thomas J. Leonard	$35,403	$3,354	$30,600	$—	$267,425
Vivek Jain	$—	$1,147	$4,442	$—	$32,104
Joan B. Stafslien	$—	$—	$30,497	$—	$176,043

[1]	Executive contributions are deducted from the salary we pay to our executives. Accordingly, executive contributions are included in the “Salary” column in the “Summary Compensation Table” above.
[2]	Registrant DCP contributions are included in the “All Other Compensation” column of the Summary Compensation Table. Registrant contributions include the employer match and employer discretionary contributions, as described further below. Registrant DCP contributions included in the Summary Compensation Table for prior years are as follows:

	2012	2011
Kieran T. Gallahue	$960	$10,000
James. F. Hinrichs	$12,642	$9,958
Thomas J. Leonard	$10,609	$9,867
Vivek Jain	$5,133	$6,985
Joan B. Stafslien	$6,285	$6,000

[3]	The aggregate earnings with respect to DCP accounts are calculated based upon the change in value of the investment options selected by the named executive officer during the year, as described in more detail below. The aggregate earnings set forth above are not included in the Summary Compensation Table.

The DCP permits eligible employees, including named executive officers, to defer a portion of their cash compensation into any of several investment alternatives. Participants in the DCP may defer between 1% and 50% of base salary and between 1% and 100% of incentive compensation. In addition, we may, at our discretion, make additional matching or fixed contribution credits to the deferred balances of participating employees. In general, matching contribution credits may be made at the same rate applicable to the employee under our 401(k) Savings Plan. We may also credit to a participant’s account an amount (not to exceed $100,000) equal to a percentage of cash compensation which is greater than the dollar limitation in effect for the year under the Tax Code as a discretionary employer contribution credit. Contributions made with respect to our named executive officers are set forth in the “Summary Compensation Table” above.

To measure the amount of the Company’s obligation to each participant under the DCP, we maintain a separate bookkeeping record, which we refer to as an account, for each participant. The participants are permitted to direct the investment of the portion of the accounts allocable to that participant in the same manner the participant is permitted to direct the investment of the participant’s account under our 401(k) Savings Plan. The notional investment options available under the DCP are substantially the same investment options that are available in the 401(k) Savings Plan. We then credit or debit the participant’s account with the actual earnings or losses based upon the performance results of the notional investment options selected by the participant. The participant may change the allocation of his or her account among the investment alternatives then available under the DCP.

For eligible employees, deferred balances are paid upon retirement, termination from employment, death or disability. Some contributions made by us and other account credits are subject to vesting provisions requiring that the participant has completed three years of service with the Company, which are fully accelerated upon a change in control (defined as described under “Potential Payments Upon Termination or Change in Control” below). If the participant terminates employment with us due to retirement, death, total disability, or pursuant to a change in control, all amounts subject to such vesting requirements shall vest. If a participant terminates employment before satisfying the vesting requirements, all amounts subject to the vesting requirements are forfeited.

DCP account balances are paid in cash. The plan is not intended to qualify under Section 401(a) of the Tax Code and is exempt from many of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) as a “top hat” plan for a select group of management or highly compensated employees.

Potential Payments on Termination or Change in Control

We entered into agreements and maintain plans that provide for compensation to our named executive officers upon certain triggering events that result in termination of employment (including termination following a change in control of the Company). The “Potential Payments on Termination or Change in Control” table below includes information for each of our named executive officers related to potential payments assuming that a triggering event occurred as of June 30, 2013 and, if applicable, based on our closing stock price on that date. The following paragraphs describe the provisions of our various plans, including the LTIP and the MIP, and the benefits under these plans in the event of each triggering event and the assumptions that were used in creating the table.

Non-Compete and Non-Solicitation Agreements. Our standard stock option, RSU and PSU award agreements provide that if a named executive officer violates the provisions contained in the award agreements with respect to: (i) competitive actions, then unexercised stock options and unvested RSUs and PSUs will be forfeited, and we may seek repayment of gains realized or obtained by the named executive officer from vested stock options, RSUs and PSUs during a look-back period of one to three years from the violation, or (ii) confidentiality, non-disparagement or non-solicitation of business or our employees (during employment and for a period of 12 months following termination), or breaches our policies, then unexercised stock options and unvested RSUs and PSUs will be forfeited, we may seek repayment of gains realized or obtained by the named executive officer from vested stock options, RSUs and PSUs during a look-back period of one to three years from the violation, and we may bring an action for breach of contract or seek other equitable relief. Under the terms of the LTIP and MIP, all or a portion of a final award may be subject to an obligation of repayment to the Company if the named executive officer violates an applicable non-competition and/or confidentiality covenant.

Termination For Cause. Termination for cause under the LTIP and MIP means termination of employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of our written policies or procedures. Our standard stock option, RSU and PSU award agreements provide that if a named executive officer is terminated for cause, then unexercised stock options and unvested RSUs and PSUs will be forfeited. Under the MIP, if a named executive officer is terminated for cause, then all rights to any bonus payment for such performance period will be forfeited. We may also seek repayment of gains realized or obtained by the named executive officer from MIP payments or equity awards under the LTIP during a look-back period.

Involuntary Termination Without Cause. Under the Executive Severance Guidelines, executive officers that are terminated by us, other than for cause, are eligible to receive a payment of one year of their base salary plus a potential additional payment in an amount up to the average of the prior two years’ annual cash incentive awards under the MIP. These executive officers would not be entitled to a pro-rated MIP award for the year in which they are terminated. The Executive Severance Guidelines generally apply only in circumstances where an executive officer is not party to an individual severance or employment agreement that provides for severance payments in connection with a termination without cause. Our standard stock option, RSU and PSU award agreements provide that if the employment of a named executive officer is terminated without cause, then unvested stock options, RSUs and PSUs will be forfeited.

Termination by Reason of Retirement. Generally, retirement means the termination of employment (other than by death or disability and other than in the event of termination for cause) by an employee after attaining the age of 55 and having at least 10 years of continuous service with the Company (including service with an affiliate of the Company prior to the time that such affiliate became an affiliate of the Company). Our standard stock option and RSU agreements provide that, if after six months from the date of grant of a stock option or RSU, a named executive officer is or becomes retirement eligible, then rights to the unvested portion of such awards will generally vest in full, provided, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Rights to PSUs would similarly vest, provided, that the payment of shares subject to such PSUs would occur only in accordance with the original payment schedule if the associated performance conditions are satisfied. In addition, vested stock options will remain exercisable through the remaining term of the option. Under the MIP, if employment is terminated due to retirement during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period.

Termination by Reason of Disability. Our long-term disability plan currently provides that, to be considered disabled because of an illness or injury, the executive must: continuously be unable to perform substantial and material duties of the executive’s own job; not be gainfully employed in any occupation for which the executive is qualified by education, training or experience; and be under the regular care of a licensed physician. Our standard stock option and RSU agreements provide that, if after six months from the date of grant of a stock option or RSU, the employment of a named executive officer is terminated by reason of disability, then rights to the unvested portion of such awards will generally vest in full, and such awards shall become exercisable or payable, as the case may be, on the date of such termination. Rights to PSUs would similarly vest, provided, that the number of shares payable upon vesting would be calculated based on the timing of the termination event relative to the performance period for such PSUs. In addition, vested stock options will remain exercisable through the remaining term of the option. Under the MIP, if employment is terminated due to disability during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period.

Termination by Death. Our standard stock option and RSU agreements provide that, if after six months from the date of grant of a stock option or RSU, the employment of a named executive officer is terminated by reason of death, then rights to the unvested portion of such awards will generally vest in full, and such awards shall become exercisable or payable, as the case may be, on the date of such termination. Rights to PSUs would similarly vest, provided, that the number of shares payable upon vesting will be calculated based on the timing of the termination event relative to the performance period for such PSUs. Under the MIP, if employment is terminated due to death during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period.

Change of Control of the Company. Under the LTIP, unless an award agreement specifically provides otherwise, all stock options, RSUs, PSUs and other awards granted under the LTIP will generally vest in full upon a change of control, and such awards shall become exercisable or payable, as the case may be, on the date of such change of control; provided that the number of shares payable upon vesting of PSUs will be calculated based on the timing of the change of control event relative to the performance period for such PSUs. As discussed above in the Compensation Discussion and Analysis, the Compensation Committee approved new forms of LTI award agreements in June 2012, and commencing with the annual LTI award in August 2012, such awards will vest in full, and become exercisable or payable, as the case may be, only in the event of a qualifying termination that occurs within 24 months following a change of control. The MIP does not establish a separate payment framework related to a change of control. Accordingly, if a termination occurred in connection with a change of control of the Company, any payments under the MIP would be made in accordance with the termination provisions discussed above. Under the LTIP, a “change of control” means any of the following:

•

the acquisition by any entity of beneficial ownership of 25% or more of either our outstanding common stock or the combined voting power of the Company’s then-outstanding voting securities (other than any acquisition directly from the Company or any of our affiliates or employee benefit plans and any Non-Control Acquisition, defined below); or

•

a change in a majority of the members of our Board of Directors, other than directors approved by a vote of at least a majority of the incumbent directors (other than any director whose initial assumption of office resulted from an actual or threatened election or proxy contest); or

•

a reorganization, merger or consolidation or other sale of all or substantially all of our assets or our acquisition of assets or shares of another corporation, unless such transaction is a Non-Control Acquisition; or

•	our stockholders approve a complete liquidation or dissolution of the Company.

A “Non-Control Acquisition” means a business combination where: (1) the beneficial owners of our outstanding common stock and voting securities immediately prior to such business combination beneficially own more than 50% of the outstanding common and the combined voting power of the then-outstanding voting securities of the resulting corporation (including a corporation which as a result of such transaction owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination; (2) no person beneficially owns 25% or more of our then-outstanding common stock or combined voting power of the resulting corporation (unless such ownership existed prior to the business combination); and (3) at least a majority of the members of the board of directors of the corporation resulting from the business combination were members of our Board of Directors (who were approved by a vote of at least a majority of the incumbent directors) at the time of the execution of the initial agreement, or the action of our Board of Directors, providing for such business combination.

Executive Change in Control Severance Plan. The CIC Plan was established for CareFusion prior to the spinoff and provides for certain severance benefits to executives upon a termination of employment by the Company without “cause” or by the executive for “good reason” (as defined in the CIC Plan), in each case within 24 months following a change in control event affecting the Company (i.e., a “double-trigger” scenario). The CIC Plan provides for cash severance equal to a multiple of the sum of base salary and target bonus, a pro-rated target bonus for the year of termination, and health benefits continuation and outplacement services in varying amounts depending on the executive’s position with the Company. Under the CIC Plan as in effect at the end of fiscal 2013, our named executive officers would have been eligible to receive cash severance equal to two times their annual base salary and target annual bonus. The CIC Plan does not provide for tax gross-up payments relating to the payment of any excise tax on the extent to which an executive’s severance constitutes excess parachute payments under Sections 4999 and 280G of the Tax Code. However, the CIC Plan does provide for a “cutback,” so that to the extent severance payments to an executive under the CIC Plan would trigger the excise tax, payments will be reduced to the extent necessary to prevent any portion of the payments from becoming nondeductible by us under Section 280G of the Tax Code or subject to the excise tax imposed under Section 4999 of the Tax Code, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit the executive would receive if no reduction was made.

Additional Assumptions and Valuation Methodology. For purposes of the table below, the following assumptions have been made:

•	the date of termination of employment is June 30, 2013, the end of our most recent fiscal year; and

•	the price of our common stock on the date of termination was $36.85 per share, the closing price of our common stock reported by the NYSE on June 28, 2013.

Stock options, RSUs and PSUs that were already vested as of June 30, 2013 are not reflected in the table below. For stock options subject to accelerated vesting upon termination or change in control, the value included in the table below is the difference between the closing price of our common stock on June 28, 2013 and the exercise price for each option for which vesting is accelerated. For RSUs and PSUs subject to accelerated vesting upon termination or change in control, the value included in the table below reflects the closing price of our common stock on June 28, 2013 multiplied by the number of RSUs and PSUs accelerated.

The table below reflects amounts that would have been payable as of June 30, 2013 to the named executive officers under our existing plans and employment agreements and arrangements. Benefits that are available to all our salaried employees on retirement, death or disability, including the 401(k) Savings Plan and other deferred compensation distributions, group and supplemental life insurance benefits and short-term and long-term disability benefits are not included. Please see the “Nonqualified Deferred Compensation in Fiscal 2013” table for payments or benefits payable in connection with triggering events. Under the DCP, some contributions made by us and other account credits are subject to vesting provisions requiring that the participant has completed three years of service with us. If the participant terminates employment with us due to retirement, death or disability or there has been a change in control, all amounts subject to such vesting requirements will vest. The table below includes only increased payments and the value of vesting and acceleration under the DCP in connection with the triggering events.

Kieran T. Gallahue. Under the terms of Mr. Gallahue’s employment agreement, in the event the Company terminates his employment without “cause” or Mr. Gallahue terminates his employment for “good reason” (each as defined in the Agreement), Mr. Gallahue will be entitled to (i) accrued and unpaid base salary through the termination date; (ii) a prorated MIP bonus payment for the year in which the termination occurs, (iii) a severance payment equal to the sum of (A) two times his annual base salary plus (B) two times his two-year average actual MIP bonus payment; and (iv) continued group health plan coverage through COBRA for 18 months. In the event of such a termination, Mr. Gallahue would also benefit from additional vesting of his equity awards, as discussed in the Compensation Discussion and Analysis under the heading “Employment Agreement and Other Compensation Arrangements—Kieran T. Gallahue.”

James F. Hinrichs. Under the offer letter with Mr. Hinrichs, in the event the Company terminates his employment without “cause” or Mr. Hinrichs terminates his employment with “good reason” (each as defined in the offer letter), Mr. Hinrichs will be entitled to accrued and unpaid base salary through the termination date and any severance payments provided for under the Company’s severance guidelines as in effect on the termination date, as discussed above in the Compensation Discussion and Analysis under the heading “Employment Agreement and Other Compensation Arrangements—James F. Hinrichs.”

As we have not entered into individually negotiated arrangements with Messrs. Leonard or Jain or Ms. Stafslien that establish post-termination benefits and payments, any benefits or payments provided to them in connection with a termination or change in control would be made in accordance with our plans, policies and guidelines discussed above.

Potential Payments on Termination or Change in Control

Name and Type of Payment/Benefit[1]	Retirement[2] or Termination by executive without “Good Reason”	Termination without “Cause” or by executive with “Good Reason”		Change in Control[3]
			Termination due to Death or Disability	Without Termination	Termination
Kieran T. Gallahue
Base salary	$—	$2,300,000	$—	$—	$2,300,000
Pro-rata fiscal 2013 MIP[4]	$—	$1,437,500	$1,437,500	$—	$1,437,500
Fiscal 2013 MIP target[5]	$—	$2,231,719	$—	$—	$2,875,000
Value of accelerated equity awards[6,7]	$—	$12,696,356	$28,340,283	$8,293,579	$30,960,748
Value of accelerated DCP balance[8]	$—	$—	$12,707	$—	$12,707
Health benefits[9]	$—	$21,006	$—	$—	$42,012
Outplacement assistance	$—	$—	$—	$—	$4,000
Tax cutback[10]					$(1,630,343)
Total	$—	$18,686,581	$29,790,490	$8,293,579	$36,001,624

James F. Hinrichs
Base salary	$—	$546,364	$—	$—	$1,092,728
Pro-rata fiscal 2013 MIP[4]	$—	$437,091	$437,091	$—	$437,091
Fiscal 2013 MIP target[11]	$—	$—	$—	$—	$874,182
Value of accelerated equity awards[6]	$—	$—	$6,289,996	$3,871,787	$7,140,433
Health benefits[9]	$—	$14,004	$—	$—	$28,008
Outplacement assistance	$—	$8,000	$—	$—	$4,000
Tax cutback[10]					$(747,683)
Total	$—	$1,005,459	$6,727,087	$3,871,787	$8,828,759

Thomas J. Leonard
Base salary	$—	$483,890	$—	$—	$967,780
Pro-rata fiscal 2013 MIP[4]	$—	$387,112	$387,112	$—	$387,112
Fiscal 2013 MIP target[11]	$—	$—	$—	$—	$774,224
Value of accelerated equity awards[6]	$—	$—	$3,188,337	$1,728,316	$3,658,249
Health benefits[9]	$—	$14,096	$—	$—	$28,193
Outplacement assistance	$—	$8,000	$—	$—	$4,000
Tax cutback[10]					$—
Total	$—	$893,098	$3,575,449	$1,728,316	$5,819,558

Vivek Jain
Base salary	$—	$478,950	$—	$—	$957,900
Pro-rata fiscal 2013 MIP[4]	$—	$383,160	$383,160	$—	$383,160
Fiscal 2013 MIP target[11]	$—	$—	$—	$—	$766,320
Value of accelerated equity awards[6]	$—	$—	$3,131,593	$1,826,374	$3,577,392
Health benefits[9]	$—	$13,825	$—	$—	$27,650
Outplacement assistance	$—	$8,000	$—	$—	$4,000
Tax cutback[10]					$—
Total	$—	$883,935	$3,514,753	$1,826,374	$5,716,422

Joan B. Stafslien
Base salary	$—	$481,268	$—	$—	$962,536
Pro-rata fiscal 2013 MIP[4]	$—	$336,887	$336,887	$—	$336,887
Fiscal 2013 MIP target[11]	$—	$—	$—	$—	$673,774
Value of accelerated equity awards[6]	$—	$—	$2,707,434	$1,639,984	$3,079,582
Health benefits[9]	$—	$13,431	$—	$—	$26,861
Outplacement assistance	$—	$8,000	$—	$—	$4,000
Tax cutback[10]					$—
Total	$—	$839,586	$3,044,321	$1,639,984	$5,083,640

[1]

For purposes of this table, the following compensation levels are assumed: Mr. Gallahue: base salary of $1,150,000 and annual MIP target of $1,437,500; Mr. Hinrichs: base salary of $546,364 and annual MIP target of $437,091; Mr. Leonard: base salary of $483,890 and annual MIP target of $387,112; Mr. Jain: base salary of $478,950 and annual MIP target of $383,160; and Ms. Stafslien: base salary of $481,268 and annual MIP target of $336,887.

[2]

Under the Company’s employee benefits plans, a named executive officer would generally be considered retirement eligible only after attaining the age of 55 and having at least 10 years of continuous service with the Company (including service with an affiliate of the Company prior to the time that such affiliate became an affiliate of the Company). As none of the named executive officers would have been retirement eligible as of June 30, 2013, no additional amounts have been included in the “Retirement or Termination by executive without “Good Reason.”
[3]

In general, (i) equity awards granted pursuant to the LTIP prior to August 2012 contain “single-trigger” vesting provisions and vest in full in the event of a change in control, regardless of whether employment is terminated, and (ii) equity awards granted pursuant to the LTIP in August 2012 and thereafter have “double-trigger” vesting provisions and vest in connection with a change in control only if employment is terminated. In addition, Mr. Gallahue’s buy-out equity awards, which were granted in February 2011, have “double-trigger” vesting provisions and vest in connection with a change in control only if employment is terminated. A change in control without termination of employment would not have triggered additional cash payments to any of the named executive officers. As discussed above, the Company also maintains the CIC Plan, which provides for certain severance benefits to executives upon a termination of employment by the Company without “cause” or termination by the executive for “good reason” within 24 months following a change in control. Under the CIC Plan, the named executive officers would have been eligible to receive cash severance equal to two times annual salary and target annual bonus, plus a pro-rated MIP target payment for the current year upon such a termination. In addition, the named executive officers would be eligible for 12 months of outplacement assistance and health benefits continuation for up to 24 months (36 months in the case of Mr. Gallahue).

[4]

Amount presented reflects fiscal 2013 MIP target. Actual MIP payments would be determined following the end of the performance period based on the achievement of the performance criteria for the MIP award. In the event a triggering event occurred on June 30, 2013, the actual amount payable may have been different than the amount presented.

[5]

Amounts included in the “Termination without Cause or by executive with Good Reason” column reflect average of actual MIP payments for fiscal 2013 and fiscal 2012. Amounts included in the “Termination” column in connection with a change in control reflect two times the MIP target for fiscal 2013.

[6]

Value of accelerated equity awards reflects number of unvested stock options, RSUs and PSUs that would have vested as of June 30, 2013, as a result of the applicable triggering event. The value of these RSUs and PSUs was calculated by multiplying the number of shares subject to these awards (using the target number of shares in the case of PSUs) by the closing price of our common stock on the NYSE on June 28, 2013 ($36.85). The value of these stock options was calculated by multiplying these stock options by the difference between the exercise price and the closing price of our common stock on the NYSE on June 28, 2013 ($36.85); provided that no amounts are included above for stock options that have an exercise price higher than the closing price on June 28, 2013. See note 3.

[7]

Value of accelerated equity awards for Mr. Gallahue includes amounts related to PSUs granted as a sign-on equity award on February 15, 2011 with respect to the PSU tranches with minimum price targets of $30.00 and $35.00. As the minimum price targets associated with the other tranches of these PSU had not been met based on the closing price of the Company’s common stock on the NYSE through June 30, 2013, these tranches are not included in the table above.

[8]

Reflects the unvested balance of DCP account as of June 30, 2013, that would become fully vested upon termination due to death, disability or in connection with a change in control of the Company, if such triggering event occurred prior to the completion of three years of continuous service with the Company.

[9]

Value of health benefits calculated based on the cost to the Company of current benefits elections for each executive multiplied by the number of months specified by the applicable employment agreement or employment arrangement. Actual costs of providing these benefits may vary from amounts reflected above.

[10]

Pursuant to the CIC Plan, as amended, to the extent severance payments would subject our named executive officers to an excise tax under Sections 4999 and 280G of the Tax Code, the payments will be reduced to the extent necessary to prevent any portion of the payments from becoming nondeductible by us under Section 280G of the Tax Code or subject to the excise tax imposed under Section 4999 of the Tax Code, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit the executive would receive if no reduction was made.

[11]

As discussed above, under the Executive Severance Guidelines, if the employment of an executive is terminated by the Company without “cause” or by the executive for “good reason,” the executive would be eligible to receive a severance payment equal to one year of base salary, plus a potential additional payment in an amount up to the average of the executive’s prior two years’ actual MIP payments. As this additional payment is not intended to be duplicative of payments that would be otherwise payable under the MIP, the Executive Severance Guidelines provide that any such payment shall be reduced to the extent the executive receives a payment under the MIP with respect to the year in which termination of employment occurs. Because the average of the prior two years’ actual MIP payments for each of the executives in the table above is less than their respective fiscal 2013 MIP targets, no additional amounts have been included in the “Termination without Cause or by executive with Good Reason” column. See note 4.

Director Compensation

On an annual basis, the Compensation Committee reviews comparative market data and recommendations from its compensation consultant with regard to the structure of our non-employee director compensation and the amounts paid to our non-employee directors. In November 2012, based on the analysis of Frederic W. Cook & Co. and the recommendation of the Compensation Committee, our Board of Directors approved the following changes to our non-employee director compensation framework for fiscal 2013:

•	a $5,000 increase in the cash retainer payable to the Presiding Director; and

•	a $5,000 increase in the annual grant of RSUs to each director.

The table below summarizes the elements and amount of compensation we paid to our non-employee directors for Board and Committee service in fiscal 2013:

Compensation Element	Amount
Annual Retainer	$100,000
Additional Retainer for the Presiding Director	$25,000
Additional Retainer for Committee Service:
Audit Committee (member /chair)	$10,000 / $ 25,000
Human Resources and Compensation Committee (member /chair)	$10,000 / $ 25,000
Governance and Compliance Committee (member /chair)	$5,000 / $ 15,000
Equity Grant[1]
RSUs (annual award)	$155,000

[1]

On an annual basis, we grant each of our non-employee directors an equity award in the form of RSUs for a number of shares of our common stock with a value of $155,000 on the grant date. Director RSUs are generally granted on the date of our annual meeting of stockholders in November of each year and vest in full one year from the date of grant.

In fiscal 2012 and 2013, directors were given the option to defer payment of their cash retainers and their RSUs into our DCP, and going forward, we intend to continue to allow directors to make such deferral elections. For directors, deferred cash balances under the DCP are paid upon termination from board service, death or disability. Payments generally will commence at least six months after the event triggering the payment, except in the case of death or disability. For RSUs, which would otherwise be settled in shares of common stock on the date of vesting, directors can defer delivery of the shares until after termination from Board service or until a fixed future date. We also reimburse directors for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and attendance at director education programs. We may also reimburse directors for out-of-pocket expenses incurred by the director’s spouse in connection with spousal participation in occasional board-related activities. As set forth above, do not provide a “gross-up” or otherwise reimburse directors for payment of taxes related to such reimbursement.

The following table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal 2013:

Name	Fees Earned or Paid in Cash[1]($)	Stock Awards[2]($)	Total ($)
Philip L. Francis	$121,666	$155,000	$276,666
Robert F. Friel	$110,000	$155,000	$265,000
Jacqueline Kosecoff, Ph.D.	$110,000	$155,000	$265,000
J. Michael Losh	$143,750	$155,000	$298,750
Gregory T. Lucier	$125,000	$155,000	$280,000
Edward D. Miller, M.D.	$105,000	$155,000	$260,000
Michael D. O’Halleran	$110,000	$155,000	$265,000
Robert P. Wayman	$120,000	$155,000	$275,000

[1]

Reflects cash retainer amounts paid quarterly in connection with the regularly-scheduled meetings of the Board and Board Committees held during fiscal 2013. Amounts reflect the increase in the cash retainer discussed above, which became effective November 2012.

[2]

Reflects RSUs granted on April 15, 2013 pursuant to the LTIP that vest in full one year from the date of grant. Based on the award values set forth above, each RSU was granted with respect to 4,515 shares of CareFusion common stock. The share amounts for these RSU awards were determined by dividing the award value by $34.33, the closing price of our common stock on the NYSE on the date of grant. Amounts shown reflect grant date fair value computed in accordance with Accounting Standards Codification Topic 718, rather than an amount paid to or realized by the director.

The following table shows the number of stock awards and stock option awards outstanding for each non-employee director as of June 30, 2013:

Name	Unvested Stock Awards[1]	Vested Stock Awards Subject to Deferred Delivery[2]	Stock Option Awards[3]
Philip L. Francis	4,515	—	22,690
Robert F. Friel	4,515	19,780	—
Jacqueline Kosecoff, Ph.D.	4,515	—	—
J. Michael Losh	4,515	19,780	76,874
Gregory T. Lucier	4,515	19,780	—
Edward D. Miller, M.D.	4,515	6,019	—
Michael D. O’Halleran	4,515	13,761	26,284
Robert P. Wayman	4,515	—	—

[1]	Reflects RSUs granted on April 15, 2013 that vest in full one year from the date of grant.
[2]	Reflects vested RSUs for which delivery has been deferred.
[3]

Reflects stock options that were granted as replacement awards in connection with the spinoff with respect to stock options originally granted by Cardinal Health. Replacement awards have substantially the same terms, vesting conditions and other restrictions as the original award. All of the stock options in the table above are fully vested and exercisable, provided, however, that the exercise price for certain of these stock options exceeded the closing price of the Company’s common stock on the NYSE on June 30, 2013.

As discussed above in the Compensation Discussion and Analysis, we maintain stock ownership guidelines that apply to our executive officers and our non-employee directors. Under our stock ownership guidelines, our non-employee directors are required to accumulate and hold a number of shares of common stock valued at five times the annual cash retainer within five years after joining our Board of Directors. As of June 30, 2013, all of our non-employee directors held shares valued in excess of five times the annual cash retainer. For more information about the shares of CareFusion common stock beneficially owned by our non-employee directors, please refer to “Security Ownership of Certain Beneficial Owners and Management” on page 16 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During fiscal 2013 and as of the date of this Proxy Statement, none of the members of the Compensation Committee has been an officer or employee of CareFusion or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2014 Annual Meeting must do so by sending such proposal to our Corporate Secretary at CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: General Counsel. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2014 Annual Meeting is May 28, 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before May 28, 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Any stockholder proposal received after May 28, 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our by-laws.

Our by-laws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received by the Company on or after July 9, 2014 but no later than August 8, 2014. If the date of the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2013 Annual Meeting, notice must be received not earlier than the 120th day prior to the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2014 Annual Meeting or, if the first public announcement of the date of the 2014 Annual Meeting is less than 100 days prior to the date of the 2014 Annual Meeting, the 10th day following the day on which the public announcement of the date of the 2014 Annual Meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which CareFusion stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another CareFusion stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: 3750 Torrey View Court, San Diego, CA 92130, Attention: Investor Relations or by calling, (858) 617-4621. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://materials.proxyvote.com/14170T.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or CareFusion’s Investor Relations at the contact information listed above, to request information about householding.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

Joan B. Stafslien

Executive Vice President, General Counsel,

    Chief Compliance Officer and Secretary

San Diego, California

September     , 2013

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be accessed in the “Investors” section of our website at www.carefusion.com, by clicking the “Financial Information” link and then the “SEC Filings” link. Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Appendix A

TEXT OF PROPOSED AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

as modified by proposed amendment to repeal the classified board

ARTICLE SEVENTH: Until the 2016 annual meeting of stockholders, ~~S~~subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. ~~At the first annual meeting of stockholders after the filing of this Amended and Restated Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.~~ Directors of each class shall hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, prior to the 2014 annual meeting of stockholders, the successors of the class of directors whose terms are expiring shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are duly elected and qualified, subject to death, resignation, retirement or removal.

Until the 2016 annual meeting of stockholders, any director elected to fill a term resulting from an increase in the number of directors shall have the same terms as the other members of such director’s class. From and after the 2016 annual meeting of stockholders, a director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders.

Notwithstanding the foregoing provisions of this Article Seventh, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Beginning with the 2014 annual meeting of stockholders, successors to the classes of directors whose term expires in that year shall be elected for a term expiring at the next annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, the classification of the Board of Directors shall cease, and the entire Board of Directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders.

A-1

Appendix B

TEXT OF PROPOSED AMENDMENT TO

AMENDED AND RESTATED BY-LAWS

as modified by proposed amendment to repeal the classified board

ARTICLE I, SECTION 10. Removal of Director. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the stockholders holding a majority of the shares then entitled to vote at an election of directors, acting at a duly called annual meeting or a duly called special meeting of the stockholders occurring prior to the 2016 annual meeting of stockholders, at which there is a proper quorum and where notice has been provided in accordance with Section 7 of this Article I, may remove a director or directors of the Corporation only with cause. Vacancies in the Board of Directors resulting from such removal shall be filled in accordance with Section 12 of Article II.

ARTICLE II, SECTION 2. Qualification; Number; Term; Remuneration.

(b) Until the 2016 annual meeting of stockholders, ~~S~~subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. ~~Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after shares of the Corporation’s common stock are distributed to the holders of the capital stock of Cardinal Health, Inc., the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.~~ Directors of each class shall hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, prior to the 2014 annual meeting of stockholders, the successors of the class of directors whose terms are expiring shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are duly elected and qualified, subject to death, resignation, retirement or removal.

Until the 2016 annual meeting of stockholders, any director elected to fill a term resulting from an increase in the number of directors shall have the same terms as the other members of such director’s class. From and after the 2016 annual meeting of stockholders, a director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders.

Notwithstanding the foregoing provisions of this clause (b), each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Beginning with the 2014 annual meeting of stockholders, successors to the classes of directors whose term expires in that year shall be elected for a term expiring at the next annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, the classification of the Board of Directors shall cease, and the entire Board of Directors shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders.

B-1

Appendix C

TEXT OF PROPOSED AMENDMENT TO

AMENDED AND RESTATED BY-LAWS

as modified by proposed amendment to adopt majority voting

for uncontested elections of directors

ARTICLE I, SECTION 8. Required Vote for Directors. At any meeting of stockholders for the election of one or more directors at which a quorum is present, ~~the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.~~ each director shall be elected by the vote of a majority of the votes cast with respect to the director, provided that if, as of a date that is ten (10) days in advance of the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. For purposes of this Section 8, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share otherwise present at the meeting but for which there is an abstention; and (b) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. If an incumbent director then serving on the Board of Directors does not receive the required majority, the director shall promptly tender his or her resignation to the Board of Directors. Within ninety (90) days after the date of the certification of the election results, the Governance and Compliance Committee or other committee that may be designated by the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Governance and Compliance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. The Governance and Compliance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance and Compliance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 8, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article II, Section 12 of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 2(a) of these By-Laws.

C-1

Appendix D

TEXT OF PROPOSED AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

as modified by proposed amendment to reduce the supermajority voting threshold

ARTICLE FOURTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may adopt, amend or repeal this Amended and Restated Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth, Tenth, Twelfth and this Article Fourteenth may, subject to Article Eighth, only be amended or repealed by the stockholders of the Corporation at a duly called annual meeting or duly called special meeting of the stockholders upon the affirmative vote of the holders of record of no less than ~~80%~~ 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such ~~the~~ meeting~~, present in person or by proxy~~.

D-1

Appendix E

TEXT OF PROPOSED AMENDMENT TO

AMENDED AND RESTATED BY-LAWS

as modified by proposed amendment to reduce the supermajority voting threshold

ARTICLE XIV, AMENDMENTS. The Board of Directors shall have power to adopt, amend or repeal these By-laws. The stockholders of the Corporation shall have the power to adopt, amend or repeal these By-laws at a duly called annual meeting or duly called special meeting of the stockholders; provided that notice of the proposed adoption, amendment or repeal was given in the notice ~~of the~~ for such meeting; provided, further, that, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, Sections 7, 8 and 10 of Article I, Sections 2 and 12 of Article II, Article XIII and this Article XIV of these By-laws may not be amended or repealed by the stockholders of the Corporation without the affirmative vote of the holders of no less than ~~80%~~ 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at ~~the~~ such meeting~~, present in person or by proxy~~.

E-1

2013 Annual Meeting of Stockholders

November 6, 2013 at 8:30 a.m. (Pacific Standard Time)

CareFusion Headquarters

3750 Torrey View Court, San Diego, CA 92130

Meeting Attendance Instructions

To attend the CareFusion Corporation 2013 Annual Meeting of Stockholders in person, you will need an admission card or proof of ownership of CareFusion common stock as of September 9, 2013, the record date for the Annual Meeting. We encourage all stockholders planning to attend the Annual Meeting to request an admission card and register to attend by contacting the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130. To gain admission to the Annual Meeting, attendees will also be required to present government-issued photo identification (e.g., driver’s license or passport).

If you submit your proxy by Internet or telephone, you do not need to return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CAREFUSION CORPORATION

Annual Meeting of Stockholders

November 6, 2013 at 8:30 a.m. PST

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) James F. Hinrichs and Joan B. Stafslien, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAREFUSION CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. PST on November 6, 2013, at CareFusion Headquarters, 3750 Torrey View Court, San Diego, 92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted by the proxy holders in accordance with the Board of Directors’ recommendations.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote as been withheld.

Continued and to be signed on reverse side

CAREFUSION CORPORATION 3750 TORREY VIEW COURT SAN DIEGO, CA 92130	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52242-P33879	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CAREFUSION CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a. Kieran T. Gallahue		☐	☐	☐
	1b. J. Michael Losh		☐	☐	☐
	1c. Edward D. Miller		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2,3,4,5,6,7 and 8								For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.							☐	☐	☐
3.	Approval of a non-binding advisory vote on the compensation of our named executive officers.							☐	☐	☐
4.	Approval of an amendment to our certificate of incorporation to repeal the classified board.							☐	☐	☐
5.	Approval of an amendment to our by-laws to repeal the classified board.							☐	☐	☐
6.	Approval of an amendment to our by-laws to adopt majority voting for uncontested elections of directors.							☐	☐	☐
7.	Approval of an amendment to our certificate of incorporation to reduce the supermajority voting threshold.							☐	☐	☐
8.	Approval of an amendment to our by-laws to reduce the supermajority voting threshold.							☐	☐	☐
NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date